EXHIBIT 99.2

Quarterly Supplemental Information
September 30, 2014

Corporate Headquarters	Institutional Analyst Contact	Investor Relations
11695 Johns Creek Parkway, Suite 350	Telephone: 770.418.8592	Telephone: 866.354.3485
Johns Creek, GA 30097	research.analysts@piedmontreit.com	investor.services@piedmontreit.com
Telephone: 770.418.8800		www.piedmontreit.com

Piedmont Office Realty Trust, Inc.
Quarterly Supplemental Information

Notice to Readers:
Please refer to page 49 for a discussion of important risks related to the business of Piedmont Office Realty Trust, Inc., as well as an investment in its securities, including risks that could cause actual results and events to differ materially from results and events referred to in the forward-looking information. Considering these risks, uncertainties, assumptions, and limitations, the forward-looking statements about leasing, financial operations, leasing prospects, etc. contained in this quarterly supplemental information package might not occur.

Certain prior period amounts have been reclassified to conform to the current period financial statement presentation. In addition, many of the schedules herein contain rounding to the nearest thousands or millions and, therefore, the schedules may not total due to this rounding convention. Prior to the second quarter of 2014, when the Company sold properties or was under a binding contract to sell properties, it restated historical income statements with the financial results of the sold or under contract assets presented in discontinued operations.

Piedmont Office Realty Trust, Inc.
Corporate Data

Piedmont Office Realty Trust, Inc. (also referred to herein as "Piedmont" or the "Company") (NYSE: PDM) is a fully-integrated and self-managed real estate investment trust (“REIT”) specializing in the acquisition, ownership, management, development and disposition of high-quality Class A office buildings located primarily in some of the largest U.S. office markets. Approximately 90% of the Company's Annualized Lease Revenue ("ALR") is generated from properties located in Atlanta, Boston, Chicago, Dallas, Houston, Los Angeles, Minneapolis, New York, and Washington, D.C.  Approximately 73% of the Company's ALR is from tenants that are investment grade-rated or governmental tenants or large, nationally-recognized companies not requiring investment ratings. Piedmont is headquartered in Atlanta, GA, with local management offices in each of its major markets.  Investment grade-rated by Standard & Poor's and Moody's, the Company has maintained a relatively low leverage strategy throughout its sixteen year operating history.

This data supplements the information provided in our reports filed with the Securities and Exchange Commission and should be reviewed in conjunction with such filings.

	As of	As of
	September 30, 2014	December 31, 2013
Number of consolidated office properties (1)	74	78
Rentable square footage (in thousands) (1)	21,472	21,490
Percent leased (2)	87.5%	87.2%
Percent leased - stabilized portfolio (3)	89.0%	89.7%
Capitalization (in thousands):
Total debt - principal amount outstanding	$2,236,049	$2,003,525
Equity market capitalization	$2,722,296	$2,601,254
Total market capitalization	$4,958,345	$4,604,779
Total debt / Total market capitalization	45.1%	43.5%
Total debt / Total gross assets	37.8%	35.0%
Common stock data
High closing price during quarter	$19.87	$18.90
Low closing price during quarter	$17.64	$15.96
Closing price of common stock at period end	$17.64	$16.52
Weighted average fully diluted shares outstanding during quarter (in thousands)	154,561	160,450
Shares of common stock issued and outstanding (in thousands)	154,325	157,461
Rating / outlook
Standard & Poor's	BBB / Stable	BBB / Stable
Moody's	Baa2 / Stable	Baa2 / Stable
Employees	128	121

(1)
As of September 30, 2014, our consolidated office portfolio consisted of 74 properties (exclusive of our equity interest in one property owned through an unconsolidated joint venture and one out of service property, 3100 Clarendon Boulevard). During the first quarter of 2014, we sold 11107 and 11109 Sunset Hills Boulevard, two office properties comprised of 142,000 square feet, located in Reston, VA. During the second quarter of 2014, we sold 1441 West Long Lake Road, a 108,000 square foot office building located in Troy, MI, 4685 Investment Drive, a 77,000 square foot office building located in Troy, MI, and 2020 West 89th Street, a 68,000 square foot office building located in Leawood, KS, and acquired 5 Wall Street, a 182,000 square foot office building located in Burlington, MA. During the third quarter of 2014, we acquired 1155 Perimeter Center West, a 377,000 square foot office building located in Atlanta, GA. For additional detail on asset transactions, please refer to page 37.

(2)
Calculated as leased square footage plus square footage associated with executed new leases for currently vacant spaces divided by total rentable square footage, all as of the relevant date, expressed as a percentage. This measure is presented for our consolidated office properties and excludes unconsolidated joint venture properties and one out of service property. Please refer to page 26 for additional analyses regarding Piedmont's leased percentage.

(3)	Please refer to page 38 for information regarding value-add properties, data for which is removed from stabilized portfolio totals.

Piedmont Office Realty Trust, Inc.
Investor Information

Corporate
11695 Johns Creek Parkway, Suite 350
Johns Creek, Georgia 30097
770.418.8800
www.piedmontreit.com

Executive Management

Donald A. Miller, CFA	Robert E. Bowers	Laura P. Moon	Raymond L. Owens
Chief Executive Officer, President	Chief Financial Officer, Executive	Chief Accounting Officer and	Executive Vice President,
and Director	Vice President, and Treasurer	Senior Vice President	Capital Markets

Joseph H. Pangburn	Thomas R. Prescott	Carroll A. Reddic, IV	Robert K. Wiberg
Executive Vice President,	Executive Vice President,	Executive Vice President,	Executive Vice President,
Southwest Region	Midwest Region	Real Estate Operations and Assistant	Mid-Atlantic Region and
		Secretary	Head of Development

Board of Directors

W. Wayne Woody	Michael R. Buchanan	Wesley E. Cantrell	William H. Keogler, Jr.
Director, Chairman of the Board of	Director	Director	Director
Directors and Chairman of
Governance Committee

Frank C. McDowell	Donald A. Miller, CFA	Raymond G. Milnes, Jr.	Donald S. Moss
Director, Vice Chairman of the	Chief Executive Officer, President	Director and Chairman of	Director
Board of Directors and Chairman	and Director	Audit Committee
of Compensation Committee

Jeffery L. Swope
Director and Chairman of
Capital Committee

Transfer Agent	Corporate Counsel

Computershare	King & Spalding
P.O. Box 30170	1180 Peachtree Street, NE
College Station, TX 77842-3170	Atlanta, GA 30309
Phone: 866.354.3485	Phone: 404.572.4600

Piedmont Office Realty Trust, Inc.
Financial Highlights
As of September 30, 2014

Financial Results (1)

Funds from operations (FFO) for the quarter ended September 30, 2014 was $58.7 million, or $0.38 per share (diluted), compared to $65.0 million, or $0.39 per share (diluted), for the same quarter in 2013. FFO for the nine months ended September 30, 2014 was $174.5 million, or $1.13 per share (diluted), compared to $186.6 million, or $1.12 per share (diluted), for the same period in 2013. The decrease in dollar amount of FFO for the three months and the nine months ended September 30, 2014 as compared to the same periods in 2013 was principally related to reduced operating income attributable to tenant transition-related downtime at Aon Center in Chicago, IL, and 6021 Connection Drive in Irving, TX, and lease expirations at 3100 Clarendon Boulevard and 4250 North Fairfax Drive in Arlington, VA, offset somewhat by operating income contributions from newly acquired properties, leases that have recently commenced, and leases under which operating expense recovery abatements have burned off. An additional contributor to the decrease in dollar amount of FFO was reduced insurance recoveries in 2014 related to casualty events and litigation settlements. The change in per share FFO for the three months and the nine months ended September 30, 2014 as compared to the same periods in 2013 was also impacted by the reduced weighted average shares outstanding in 2014 as a result of the Company's stock repurchase program. Since the beginning of 2013, Piedmont has repurchased 13.4 million shares at an average price of $16.96 per share. No shares were repurchased during the third quarter of 2014.

Core funds from operations (Core FFO) for the quarter ended September 30, 2014 was $58.8 million, or $0.38 per share (diluted), compared to $61.1 million, or $0.37 per share (diluted), for the same quarter in 2013. Core FFO for the nine months ended September 30, 2014 was $170.5 million, or $1.10 per share (diluted), compared to $180.6 million, or $1.08 per share (diluted), for the same period in 2013. Core FFO is defined as FFO with incremental adjustments for certain non-recurring items such as net recoveries or losses from casualty events and litigation settlements, acquisition-related costs and other significant non-recurring items. The change in Core FFO for the three months and the nine months ended September 30, 2014 as compared to the same periods in 2013 is primarily attributable to the items described above for changes in FFO, with the exception of the insurance recoveries related to casualty events and litigation settlements, which were removed from Core FFO since they are considered to be non-recurring.

Adjusted funds from operations (AFFO) for the quarter ended September 30, 2014 was $21.8 million, or $0.14 per share (diluted), compared to $34.0 million, or $0.21 per share (diluted), for the same quarter in 2013. AFFO for the nine months ended September 30, 2014 was $77.0 million, or $0.50 per share (diluted), compared to $104.3 million, or $0.63 per share (diluted), for the same period in 2013. The decrease in AFFO for the three months and the nine months ended September 30, 2014 as compared to the same periods in 2013 was primarily related to the items described above for changes in FFO and Core FFO, in addition to the deduction of increased straight line rent adjustments in 2014 when compared to 2013 and increased non-incremental capital expenditures in 2014. Piedmont experienced a period of high lease expirations from 2011 to 2013. Given the leasing environment over the last several years, many of the recent lease transactions include rental abatements, which typically occur at the beginning of a new lease's term. Many of the replacement or renewal leases with rental abatements are in the early stages of the new leases' terms, resulting in increased straight line rent adjustments for the Company. The increase in capital expenditures in 2014 when compared to 2013 is also related to the high volume of new lease transactions recently completed by the Company.

Operations & Leasing

On a square footage leased basis, our total office portfolio was 87.5% leased as of September 30, 2014, as compared to 87.0% in the prior quarter and 86.7% a year earlier. Please refer to page 26 for additional leased percentage information.

The weighted average remaining lease term of our portfolio was 7.3 years(2) as of September 30, 2014 as compared to 7.1 years at December 31, 2013.

As previously disclosed, Piedmont commenced the redevelopment of its 3100 Clarendon Boulevard property, a 252,000 square foot office and retail property located in Arlington, VA, during the first quarter of 2014. The building's existing retail tenants will remain in occupancy during the redevelopment. Therefore, from an accounting standpoint, the office component of the building will be out of service and the retail portion of the building, comprised of approximately 28,000 square feet, will remain in service during the redevelopment. However, for the purposes of statistical reporting throughout this supplemental report, the entire building has been removed from Piedmont's operating portfolio. For additional information regarding the redevelopment of 3100 Clarendon Boulevard, please refer to the Financing and Capital Activity section within the Financial Highlights of this report.

(1)
FFO, Core FFO and AFFO are supplemental non-GAAP financial measures. See page 40 for definitions of non-GAAP financial measures. See pages 14 and 42 for reconciliations of FFO, Core FFO and AFFO to Net Income.

(2)
Remaining lease term (after taking into account leases for vacant spaces which had been executed but not commenced as of September 30, 2014) is weighted based on Annualized Lease Revenue, as defined on page 40.

During the three months ended September 30, 2014, the Company completed 684,000 square feet of total leasing. Of the total leasing activity during the quarter, we signed renewal leases for 295,000 square feet and new tenant leases for 389,000 square feet. During the nine months ended September 30, 2014, we completed 1,859,000 square feet of total leasing activity, inclusive of activity associated with our unconsolidated joint venture assets. The consolidated office portion of this total was 1,794,000 square feet, consisting of 803,000 square feet of renewal leases and 991,000 square feet of new tenant leases. The average committed capital cost for all leases signed during the nine months ended September 30, 2014 at our consolidated office properties was $5.03 per square foot per year of lease term. Average committed capital cost per square foot per year of lease term for renewal leases signed during the nine months ended September 30, 2014 was $4.73 and the same measure for new leases was $5.22 (see page 33).

During the three months ended September 30, 2014, we executed seven leases greater than 20,000 square feet at our consolidated office properties. Information on those leases is set forth below.

Tenant	Property	Property Location	Square Feet Leased	Expiration Year	Lease Type
Jones Lang LaSalle	Aon Center	Chicago, IL	199,730	2032	Renewal / Expansion
Mitsubishi Hitachi Power Systems	400 TownPark	Lake Mary, FL	75,321	2026	New
Lochbridge	150 West Jefferson	Detroit, MI	48,915	2027	New
Engle Martin & Associates	Glenridge Highlands Two	Atlanta, GA	39,719	2026	New
Oracle	400 Bridgewater Crossing	Bridgewater, NJ	33,555	2020	Renewal
Aon Service Corporation	Crescent Ridge II	Minnetonka, MN	32,326	2025	New
Caelus Energy	One Lincoln Park	Dallas, TX	21,425	2022	Renewal / Expansion

As of September 30, 2014, there was one tenant whose lease was scheduled to expire at or during the eighteen month period following the end of the third quarter of 2014 which individually contributed greater than 1% in net Annualized Lease Revenue ("ALR") expiring over the next eighteen months. Information regarding the leasing status of the space associated with that tenant's lease is presented below.

Tenant	Property	Property Location	Net Square Footage Expiring	Net Percentage of Current Quarter Annualized Lease Revenue Expiring (%)	Expiration (1)	Current Leasing Status
KeyBank	2 Gatehall Drive	Parsippany, NJ	200,000	1.1%	Q1 2016	The tenant is not expected to renew its lease. The space is currently being marketed.

Piedmont focuses its marketing efforts on large corporate office space users. The average size of lease in the Company's portfolio is approximately 30,000 square feet. Due to the large size and length of term of new leases, Piedmont typically signs leases several months in advance of their anticipated lease commencement dates. Presented below is a schedule of uncommenced leases greater than 50,000 square feet and their anticipated commencement dates. Lease renewals are excluded from this schedule.

Tenant	Property	Property Location	Square Feet Leased	Space Status	Estimated Commencement Date	New / Expansion
Preferred Apartment Advisors	The Medici	Atlanta, GA	70,499	Vacant	Q4 2014	New
Mitsubishi Hitachi Power Systems	400 TownPark	Lake Mary, FL	75,321	Vacant	Q1 2015	New
Schlumberger Technology Corporation	1430 Enclave Parkway	Houston, TX	53,258	Not Vacant	Q2 2015	New
Catamaran	Windy Point II	Schaumburg, IL	50,686	Vacant	Q1 2015	New

Occupancy versus NOI Analysis

Piedmont had been in a period of high lease rollover from 2010 to 2013. This rollover and the overall economic slowdown during this period have resulted in a decrease in leased percentage, some rental rate rolldowns, and an even larger decrease in economic leased percentage due to rental abatement concessions provided under many of the new leases and lease renewals. In turn, these abatements and lower rental rates have resulted in a lower cash basis Same Store NOI than might otherwise be anticipated given the overall leased percentage and the historical relationship between leased percentage and Same Store NOI. As of September 30, 2014, our overall leased percentage was 87.5% and our economic leased percentage was 78.7%. The difference between overall leased percentage and economic leased percentage is attributable to two factors:

1.
leases which have been contractually entered into for currently vacant space which have not commenced (amounting to approximately 566,000 square feet of leases as of September 30, 2014, or 2.7% of the office portfolio); and

2.
leases which have commenced but the tenants have not commenced paying full rent due to rental abatements (amounting to 1.7 million square feet of leases as of September 30, 2014, or a 6.1% impact to leased percentage on an economic basis). Please see the chart below for a listing of major contributors to this factor.

As the executed but not commenced leases begin and the rental abatement periods expire, there will be greater Same Store NOI growth than might otherwise be expected based on changes in overall leased percentage alone during that time period.

Due to the current economic environment, many recently negotiated leases provide for rental abatement concessions to tenants. Rental abatements typically occur at the beginning of a new lease's term. Since 2010, Piedmont has signed approximately 14.2 million square feet of leases within its consolidated office portfolio. Due to the large number of new leases in the Company's portfolio, abatements provided under those new leases have impacted the Company's current cash net operating income and AFFO. Presented below is a schedule of leases with abatements of greater than 50,000 square feet that are either currently under abatement or will be so within the next twelve months.

Tenant	Property	Property Location	Square Feet	Remaining Abatement Schedule	Lease Expiration
Catamaran	Windy Point II	Schaumburg, IL	250,000	February through October 2014	Q1 2025
Union Bank	800 North Brand Boulevard	Glendale, CA	51,706	February through November 2014	Q4 2024
TMW Systems	Eastpoint I	Mayfield Heights, OH	59,804	January through December 2014	Q4 2024
GE Capital	500 West Monroe Street	Chicago, IL	52,845	December 2013 through December 2014	Q4 2027
Epsilon Data Management	6021 Connection Drive	Irving, TX	221,898	June 6, 2014 through January 6, 2015	Q2 2026
Piper Jaffray	US Bancorp Center	Minneapolis, MN	123,882	June 2014 through May 2015	Q4 2025
Miller Canfield	150 West Jefferson	Detroit, MI	109,261	January through March 2015 (entire space); month of January 2016 (69,974 square feet)	Q2 2026
Catamaran	Windy Point II	Schaumburg, IL	50,686	March 2015 through April 2016	Q1 2025
Aon	Aon Center	Chicago, IL	413,778	January through May 2015 & 2016 (382,076 square feet); January 2014 through March 2015 (31,702 square feet)	Q4 2028
Integrys	Aon Center	Chicago, IL	167,026	May through September 2014, 2015 & 2016	Q2 2029
Thoughtworks	Aon Center	Chicago, IL	52,529	January through March 2015, 2016 & 2017	Q4 2023
Americredit	Chandler Forum	Chandler, AZ	113,171	September 2015, 2016, 2017 (62,521 square feet); September through November 2014 (50,650 square feet)	Q4 2021
Mitsubishi Hitachi Power Systems	400 TownPark	Lake Mary, FL	75,321	February and March 2015, 2016, 2017, and 2018	Q1 2026
Guidance Software	1055 East Colorado Boulevard	Pasadena, CA	86,790	August through December 2014; August through October 2020	Q2 2024

Financing and Capital Activity

As of September 30, 2014, our ratio of debt to total gross assets was 37.8%. This debt ratio is based on total principal amount outstanding for our various loans at September 30, 2014.
On July 30, 2014, the Board of Directors of Piedmont declared a dividend for the third quarter of 2014 of $0.20 per common share outstanding to stockholders of record as of the close of business on August 29, 2014. The dividend was paid on September 19, 2014. The Company's dividend payout percentage for the nine months ended September 30, 2014 was 54% of Core FFO and 120% of AFFO.

Dispositions (1)
There were no dispositions completed during the quarter ended September 30, 2014.

For additional information on dispositions completed during the previous eighteen months, please refer to page	37	.

Acquisitions
On August 28, 2014, Piedmont acquired 1155 Perimeter Center West, a twelve-story, 377,000 square foot office building in Atlanta, GA. The purchase price was $80.8 million, or $214 per square foot. The 100% leased, LEED-certified building was constructed in 2000. Well-located within the Central Perimeter submarket, the project is located adjacent to the Sandy Springs station of Atlanta's mass transit railway system and is easily accessed by commuters. Additionally, the property affords tenants quick, walkable access to the area's deep retail amenity base. The acquisition allowed the Company to further its strategic objective of increasing ownership in targeted submarkets within its core operating markets, and it complements Piedmont's ownership of the nearby Glenridge Highlands Two. Additional details regarding the acquisition are available in a transaction summary that is posted on the Investor Relations page of the Company's website, www.piedmontreit.com.

Finance
On August 21, 2014, Piedmont closed on the extension of the $300 million unsecured term loan that was originally put in place in 2011. The maturity date of the loan was extended from November 22, 2016 to January 15, 2020. In addition to the extension of the maturity date, the interest rate was reduced by 30 basis points. The interest rate options available under the credit facility are all floating interest rates. However, Piedmont had previously entered into interest rate swaps to effectively fix the interest rate under this loan. The interest rate swaps that were previously existing will continue to be applied to this loan, resulting in an effective fixed rate of 2.39% through the termination date of the swaps of November 22, 2016. No additional funds were borrowed under the facility through this transaction. Subsequent to quarter end, the Company entered into three forward-starting interest rate swaps in order to fix the interest rate under this facility from November 22, 2016 to the maturity date of January 15, 2020; please find additional information on the swaps under the heading Subsequent Events below.

On August 6, 2014, Piedmont entered into two interest rate swaps in order to fix the interest rate for the remaining unhedged portion of the $300 million unsecured term loan that was put in place at the end of 2013. The swaps have a combined notional amount of $100 million and a blended rate of 1.55%, resulting in an effective fixed rate of 2.75% inclusive of the spread for the term loan. When combined with the existing $200 million notional amount of swaps for the $300 million unsecured 2013 term loan, the blended effective fixed rate under the facility is 2.78%.

Development
During the first quarter of 2014, Piedmont commenced the redevelopment of its 3100 Clarendon Boulevard property, a 252,000 square foot office and retail property located adjacent to the Clarendon Metro Station in Arlington, VA. Until the end of 2013, the property had been predominantly leased to the U.S. Government (Defense Intelligence Agency) for the previous 15+ years. The expiration of the U.S. Government's lease afforded Piedmont the opportunity to upgrade and reposition the property in order to attract private sector tenants and to capture the incremental value potential for the location (attributable primarily to nearby amenities desirable to tenants, including housing, retail, and transportation). The project remains on schedule; the office tower redevelopment should be completed during the first several months of 2015 and the retail portion of the redevelopment should be completed during the first half of 2015. During the redevelopment, the office component of the building will be out of service and the retail portion of the building, comprised of approximately 28,000 square feet, will remain in service. However, for the purposes of statistical reporting on the Company's assets in this supplemental report, the entire building will be removed from Piedmont's operating portfolio. It is anticipated that the costs to redevelop the building will be approximately $31 million to $33 million, approximately $7.4 million of which had been recorded in work in progress as of September 30, 2014. Following the completion of the redevelopment, the Company anticipates incurring additional re-leasing costs.

During the fourth quarter of 2013, Piedmont announced the development of Enclave Place, a 301,000 square foot office building located in Houston, TX. The 11-story building is being constructed on Piedmont's 4.7 acre development site adjacent to its 1430 Enclave Parkway property and located within a deed-restricted and architecturally-controlled office park in Houston's Energy Corridor. Ground was broken in April 2014, and physical construction is targeted to be completed during the third quarter of 2015. The development costs are anticipated to be approximately $85 million to $90 million, inclusive of leasing costs. Approximately $20.6 million had been recorded in work in progress as of September 30, 2014. The development of Enclave Place follows Piedmont's recent success in buying the near-vacant 1200 Enclave Parkway for approximately $124 per square foot in 2011, leasing it to stabilization, and then selling it for approximately $326 per square foot two years after acquisition.

(1)
On April 1, 2014, Piedmont early-adopted the provisions of Financial Accounting Standards Board ASU 2014-08. As such, Piedmont will no longer reclassify to discontinued operations the operating income associated with newly-sold single assets or small portfolios which do not represent a strategic shift or significant impact on Piedmont's future operations. There will be no restatement for prior periods and all operating income associated with assets either sold or under binding contract to sell as of the end of the first quarter of 2014 will continue to be reflected in discontinued operations. Assuming future sales do not meet the new criteria for reclassification as discontinued operations, such future sales will not be presented in discontinued operations.

Stock Repurchase Program
During the third quarter of 2014, the Company did not repurchase any shares of common stock under its share repurchase program. Since the stock repurchase program began in December 2011, the Company has repurchased a total of 18.9 million shares at an average price of $16.92 per share, or approximately $319.5 million in aggregate (before consideration of transaction costs). As of quarter end, Board-approved capacity remaining for additional repurchases under the stock repurchase plan totaled approximately $37.2 million.

Subsequent Events

On October 29, 2014, the Board of Directors of Piedmont declared a dividend for the fourth quarter of 2014 of $0.21 per common share outstanding to stockholders of record as of the close of business on November 28, 2014. The dividend is to be paid on December 19, 2014.

Subsequent to the end of the third quarter of 2014, Piedmont entered into three forward-starting interest rate swaps in order to fix the future interest rate for the $300 million unsecured term loan that was put in place in 2011, the maturity date of which was recently extended to 2020. The swaps fix the effective interest rate for the loan for the period of time from the original maturity date of November 22, 2016 to the new maturity date of January 15, 2020. The swaps have a combined notional amount of $300 million and a blended rate of 2.20%, resulting in an effective fixed rate for the extension period of 3.35% inclusive of the spread for the loan.

On October 28, 2014, Piedmont entered into a binding agreement to purchase approximately 25.2 acres of land adjacent to its 400 TownPark property in Lake Mary, FL. The land is located within a mixed-use development consisting of office, retail, residential and a hotel. The development is located at the intersection of Interstate 4 and Highway 417. The Company believes that the site will become even more desirable over the next several years upon the completion of Orlando's ring road, which has been fully approved and runs adjacent to the property. The site will accommodate over 650,000 square feet of office space and is currently entitled for approximately 160,000 square feet of office space. The acquisition adds to the Company's developable land holdings and allows the Company to control a site that is directly competitive to 400 TownPark.

Guidance for 2014

The Company is adjusting its financial guidance for calendar year 2014 to the upper end of its previously published range. This guidance is based upon management's expectations at this time. The revised financial guidance is as follows:

	Low	High
Core Funds from Operations	$228 million	$233 million
Core Funds from Operations per diluted share	$1.48	$1.50

These estimates reflect management’s view of current market conditions and incorporate certain economic and operational assumptions and projections. Actual results could differ from these estimates. Note that individual quarters may fluctuate on both a cash basis and an accrual basis due to the timing of lease commencements and expirations, repairs and maintenance, capital expenditures, capital markets activities and one-time revenue or expense events. In addition, the Company’s guidance is based on information available to management as of the date of this supplemental report.

Piedmont Office Realty Trust, Inc.
Key Performance Indicators
Unaudited (in thousands except for per share data)

This section of our supplemental report includes non-GAAP financial measures, including, but not limited to, Core Earnings Before Interest, Taxes, Depreciation, and Amortization (Core EBITDA), Funds from Operations (FFO), Core Funds from Operations (Core FFO), and Adjusted Funds from Operations (AFFO). Definitions of these non-GAAP measures are provided on page 40 and reconciliations are provided beginning on page 42.

	Three Months Ended
	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013
Selected Operating Data
Percent leased (1)	87.5%	87.0%	86.7%	87.2%	86.7%
Percent leased - stabilized portfolio (1) (2)	89.0%	88.9%	88.8%	89.7%	89.5%
Rental income	$114,529	$113,287	$110,904	$113,929	$115,170
Total revenues	$144,641	$138,580	$136,320	$141,504	$143,389
Total operating expenses	$117,442	$112,024	$111,043	$106,353	$107,966
Real estate operating income	$27,199	$26,556	$25,277	$35,151	$35,423
Core EBITDA	$77,613	$74,745	$74,098	$79,627	$80,556
Core FFO	$58,814	$56,614	$55,054	$59,866	$61,124
Core FFO per share - diluted	$0.38	$0.37	$0.36	$0.37	$0.37
AFFO	$21,829	$23,105	$32,038	$12,752	$34,046
AFFO per share - diluted	$0.14	$0.15	$0.21	$0.08	$0.21
Gross dividends	$30,865	$30,865	$30,858	$32,158	$32,880
Dividends per share	$0.200	$0.200	$0.200	$0.200	$0.200
Selected Balance Sheet Data
Total real estate assets	$4,058,414	$3,968,329	$3,924,352	$3,951,983	$3,872,952
Total gross real estate assets	$5,197,338	$5,072,559	$4,998,289	$5,003,737	$4,905,913
Total assets	$4,778,302	$4,661,826	$4,611,945	$4,666,088	$4,576,553
Net debt (3)	$2,226,326	$2,098,704	$2,024,503	$1,996,158	$1,808,168
Total liabilities	$2,439,456	$2,304,641	$2,232,987	$2,204,929	$2,055,870
Ratios
Core EBITDA margin (4)	53.7%	53.9%	53.8%	55.5%	55.3%
Fixed charge coverage ratio (5)	4.0 x	4.0 x	3.8 x	4.0 x	4.2 x
Average net debt to Core EBITDA (6)	6.9 x	6.8 x	6.9 x	5.9 x	5.4 x

(1)	Please refer to page 26 for additional leased percentage information.
(2)	Please refer to page 38 for additional information on value-add properties, data for which is removed from stabilized portfolio totals.
(3)
Net debt is calculated as the total principal amount of debt outstanding minus cash and cash equivalents and escrow deposits and restricted cash. The increase in net debt over the last year is primarily attributable to three property acquisitions completed during the fourth quarter of 2013 and two property acquisitions completed year-to-date in 2014, as well as capital expenditures and stock repurchases, all of which were largely funded with debt.

(4)	Core EBITDA margin is calculated as Core EBITDA divided by total revenues (including revenues associated with discontinued operations).
(5)
The fixed charge coverage ratio is calculated as Core EBITDA divided by the sum of interest expense, principal amortization, capitalized interest and preferred dividends. The Company had no preferred dividends during any of the periods presented; the Company had capitalized interest of $541,349 for the quarter ended September 30, 2014, $460,251 for the quarter ended June 30, 2014, $384,843 for the quarter ended March 31, 2014, and $31,486 for the quarter ended December 31, 2013; the Company had principal amortization of $193,560 for the quarter ended September 30, 2014 and $64,223 for the quarter ended June 30, 2014.

(6)
Core EBITDA is annualized for the purposes of this calculation. The average net debt to Core EBITDA ratios for the third and fourth quarters of 2013 and the first, second and third quarters of 2014 are higher than our historical performance on this measure primarily as a result of increased net debt attributable to five property acquisitions completed during 2013 and two property acquisitions completed during 2014, as well as capital expenditures and stock repurchases, all of which were largely funded with debt. This measure has also been impacted by downtime associated with recent re-tenanting efforts, as well as rent roll downs. For the purposes of this calculation, we use the average daily balance of debt outstanding during the period, less cash and cash equivalents and escrow deposits and restricted cash as of the end of the period.

Piedmont Office Realty Trust, Inc.
Consolidated Balance Sheets
Unaudited (in thousands)

	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
Assets:
Real estate, at cost:
Land assets	$696,429	$690,559	$684,831	$688,761	$677,467
Buildings and improvements	4,307,467	4,202,053	4,144,220	4,144,509	4,028,454
Buildings and improvements, accumulated depreciation	(1,063,515)	(1,030,098)	(1,003,577)	(979,934)	(962,217)
Intangible lease asset	150,336	145,179	140,391	146,197	137,614
Intangible lease asset, accumulated amortization	(75,409)	(74,132)	(70,360)	(71,820)	(70,744)
Construction in progress	43,106	34,768	28,847	24,270	62,378
Total real estate assets	4,058,414	3,968,329	3,924,352	3,951,983	3,872,952
Investments in and amounts due from unconsolidated joint ventures	7,638	7,549	13,855	14,388	18,668
Cash and cash equivalents	8,815	8,563	9,271	6,973	15,972
Tenant receivables, net of allowance for doubtful accounts	28,403	25,024	22,196	31,145	31,006
Straight line rent receivable	163,917	156,010	148,491	139,406	136,505
Escrow deposits and restricted cash	908	911	751	394	385
Prepaid expenses and other assets	36,733	32,132	28,154	24,771	28,725
Goodwill	180,097	180,097	180,097	180,097	180,097
Interest rate swap	434	—	464	24,176	19,192
Deferred financing costs, less accumulated amortization	7,969	8,386	8,545	8,759	7,990
Deferred lease costs, less accumulated amortization	284,974	274,825	275,769	283,996	265,061
Total assets	$4,778,302	$4,661,826	$4,611,945	$4,666,088	$4,576,553
Liabilities:
Unsecured debt	$1,784,412	$1,657,408	$1,617,297	$1,014,680	$835,650
Secured debt	449,427	449,677	412,525	987,525	987,525
Accounts payable, accrued expenses, and accrued capital expenditures	135,320	126,273	130,530	128,818	159,675
Deferred income	21,958	21,923	23,042	22,267	26,575
Intangible lease liabilities, less accumulated amortization	44,981	43,389	45,227	47,113	41,435
Interest rate swaps	3,358	5,971	4,366	4,526	5,010
Total liabilities	2,439,456	2,304,641	2,232,987	2,204,929	2,055,870
Stockholders' equity:
Common stock	1,543	1,543	1,543	1,575	1,613
Additional paid in capital	3,669,541	3,668,836	3,669,561	3,668,906	3,668,424
Cumulative distributions in excess of earnings	(1,345,609)	(1,323,907)	(1,305,321)	(1,231,209)	(1,165,794)
Other comprehensive loss	11,758	9,104	11,562	20,278	14,827
Piedmont stockholders' equity	2,337,233	2,355,576	2,377,345	2,459,550	2,519,070
Non-controlling interest	1,613	1,609	1,613	1,609	1,613
Total stockholders' equity	2,338,846	2,357,185	2,378,958	2,461,159	2,520,683
Total liabilities, redeemable common stock and stockholders' equity	$4,778,302	$4,661,826	$4,611,945	$4,666,088	$4,576,553
Common stock outstanding at end of period	154,325	154,324	154,278	157,461	161,271

Piedmont Office Realty Trust, Inc.
Consolidated Statements of Income
Unaudited (in thousands except for per share data)

	Three Months Ended
	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013
Revenues:
Rental income	$114,529	$113,287	$110,904	$113,929	$115,170
Tenant reimbursements	29,579	24,745	24,929	27,358	27,329
Property management fee revenue	533	548	487	217	890
	144,641	138,580	136,320	141,504	143,389
Expenses:
Property operating costs	62,027	57,136	58,271	58,263	58,137
Depreciation	35,366	34,144	33,644	31,691	30,295
Amortization	14,235	13,599	14,573	11,195	13,685
General and administrative	5,814	7,145	4,555	5,204	5,849
	117,442	112,024	111,043	106,353	107,966
Real estate operating income	27,199	26,556	25,277	35,151	35,423
Other income / (expense):
Interest expense	(18,654)	(18,012)	(18,926)	(19,651)	(19,331)
Other income / (expense)	524	(366)	(90)	(392)	(596)
Net recoveries / (loss) from casualty events and litigation settlements (1)	(8)	1,480	3,042	4,500	3,919
Equity in income / (loss) of unconsolidated joint ventures (2)	89	(333)	(266)	(4,280)	46
Gain / (loss) on consolidation	—	—	—	—	(898)
	(18,049)	(17,231)	(16,240)	(19,823)	(16,860)
Income from continuing operations	9,150	9,325	9,037	15,328	18,563
Discontinued operations:
Operating income, excluding impairment loss	16	514	466	506	537
Impairment loss	—	—	—	(1,242)	—
Gain / (loss) on sale of properties	—	1,304	(106)	15,034	—
Income / (loss) from discontinued operations (3)	16	1,818	360	14,298	537
Gain on sale of real estate	—	1,140	—	—	—
Net income	9,166	12,283	9,397	29,626	19,100
Less: Net income attributable to noncontrolling interest	(4)	(4)	(4)	(3)	(4)
Net income attributable to Piedmont	$9,162	$12,279	$9,393	$29,623	$19,096
Weighted average common shares outstanding - diluted	154,561	154,445	155,025	160,450	164,796
Net income per share available to common stockholders - diluted	$0.06	$0.08	$0.06	$0.18	$0.12

(1)	Presented on this line are net expenses and insurance reimbursements related to 1) two class action lawsuits settled in 2013 and 2) damage caused by Hurricane Sandy in October 2012.
(2)
During the fourth quarter of 2013, Piedmont recorded an impairment charge of $4.4 million related to its equity ownership interest in Two Park Center in Hoffman Estates, IL. Please refer to page 39 for additional information about Piedmont's unconsolidated joint venture interests as of September 30, 2014.

(3)
Reflects operating results for 350 Spectrum Loop in Colorado Springs, CO, which was sold on November 1, 2013; 8700 South Price Road in Tempe, AZ, which was sold on December 30, 2013; 11107 and 11109 Sunset Hills Road in Reston, VA, which were sold on March 19, 2014; and 1441 West Long Lake Road and 4685 Investment Drive in Troy, MI, which were sold on April 30, 2014. In the future, it is less likely that any additional single-asset or small portfolio dispositions will be reclassed to discontinued operations; please find additional information on this change in the Financing and Capital Activity section of Financial Highlights.

Piedmont Office Realty Trust, Inc.
Consolidated Statements of Income
Unaudited (in thousands except for per share data)

	Three Months Ended				Nine Months Ended
	9/30/2014	9/30/2013	Change ($)	Change (%)	9/30/2014	9/30/2013	Change ($)	Change (%)
Revenues:
Rental income	$114,529	$115,170	$(641)	(0.6)%	$338,720	$329,177	$9,543	2.9%
Tenant reimbursements	29,579	27,329	2,250	8.2%	79,253	76,895	2,358	3.1%
Property management fee revenue	533	890	(357)	(40.1)%	1,568	2,034	(466)	(22.9)%
	144,641	143,389	1,252	0.9%	419,541	408,106	11,435	2.8%
Expenses:
Property operating costs	62,027	58,137	(3,890)	(6.7)%	177,434	162,516	(14,918)	(9.2)%
Depreciation	35,366	30,295	(5,071)	(16.7)%	103,154	89,289	(13,865)	(15.5)%
Amortization	14,235	13,685	(550)	(4.0)%	42,407	33,895	(8,512)	(25.1)%
General and administrative	5,814	5,849	35	0.6%	17,514	16,677	(837)	(5.0)%
	117,442	107,966	(9,476)	(8.8)%	340,509	302,377	(38,132)	(12.6)%
Real estate operating income	27,199	35,423	(8,224)	(23.2)%	79,032	105,729	(26,697)	(25.3)%
Other income / (expense):
Interest expense	(18,654)	(19,331)	677	3.5%	(55,592)	(53,932)	(1,660)	(3.1)%
Other income / (expense)	524	(596)	1,120	187.9%	68	(1,944)	2,012	103.5%
Net recoveries / (loss) from casualty events and litigation settlements (1)	(8)	3,919	(3,927)	(100.2)%	4,514	7,311	(2,797)	(38.3)%
Equity in income / (loss) of unconsolidated joint ventures	89	46	43	93.5%	(510)	604	(1,114)	(184.4)%
Gain / (loss) on consolidation	—	(898)	898	100.0%	—	(898)	898	100.0%
	(18,049)	(16,860)	(1,189)	(7.1)%	(51,520)	(48,859)	(2,661)	(5.4)%
Income from continuing operations	9,150	18,563	(9,413)	(50.7)%	27,512	56,870	(29,358)	(51.6)%
Discontinued operations:
Operating income, excluding impairment loss	16	537	(521)	(97.0)%	996	2,391	(1,395)	(58.3)%
Impairment loss	—	—	—	—%	—	(6,402)	6,402	100.0%
Gain / (loss) on sale of properties	—	—	—	—%	1,198	16,258	(15,060)	(92.6)%
Income / (loss) from discontinued operations (2)	16	537	(521)	(97.0)%	2,194	12,247	(10,053)	(82.1)%
Gain on sale of real estate	—	—	—	—%	1,140	—	1,140	—%
Net income	9,166	19,100	(9,934)	(52.0)%	30,846	69,117	(38,271)	(55.4)%
Less: Net income attributable to noncontrolling interest	(4)	(4)	—	—%	(12)	(12)	—	—%
Net income attributable to Piedmont	$9,162	$19,096	$(9,934)	(52.0)%	$30,834	$69,105	$(38,271)	(55.4)%
Weighted average common shares outstanding - diluted	154,561	164,796			154,665	166,734
Net income per share available to common stockholders - diluted	$0.06	$0.12			$0.20	$0.41

(1)	Presented on this line are net expenses and insurance reimbursements related to 1) two class action lawsuits settled in 2013 and 2) damage caused by Hurricane Sandy in October 2012.
(2)
Reflects operating results for 1111 Durham Avenue in South Plainfield, NJ, which was sold on March 28, 2013; 1200 Enclave Parkway in Houston, TX, which was sold on May 1, 2013; 350 Spectrum Loop in Colorado Springs, CO, which was sold on November 1, 2013; 8700 South Price Road in Tempe, AZ, which was sold on December 30, 2013; 11107 and 11109 Sunset Hills Road in Reston, VA, which were sold on March 19, 2014; and 1441 West Long Lake Road and 4685 Investment Drive in Troy, MI, which were sold on April 30, 2014. In the future, it is less likely that any additional single-asset or small portfolio dispositions will be reclassed to discontinued operations; please find additional information on this change in the Financing and Capital Activity section of Financial Highlights.

Piedmont Office Realty Trust, Inc.
Funds From Operations, Core Funds From Operations and Adjusted Funds From Operations
Unaudited (in thousands except for per share data)

	Three Months Ended		Nine Months Ended
	9/30/2014	9/30/2013	9/30/2014	9/30/2013

Net income attributable to Piedmont	$9,162	$19,096	$30,834	$69,105
Depreciation (1) (2)	35,286	31,050	103,132	91,905
Amortization (1)	14,248	13,939	42,660	34,509
Impairment loss (1)	—	—	—	6,402
Loss / (gain) on sale of properties (1)	—	—	(2,169)	(16,258)
Loss / (gain) on consolidation	—	898	—	898
Funds from operations	58,696	64,983	174,457	186,561
Adjustments:
Acquisition costs	110	60	539	1,374
Net (recoveries) / loss from casualty events and litigation settlements (1)	8	(3,919)	(4,514)	(7,328)
Core funds from operations	58,814	61,124	170,482	180,607
Adjustments:
Deferred financing cost amortization	598	674	2,076	1,911
Amortization of note payable step-up	(120)	—	(126)	—
Amortization of discount on senior notes	47	30	128	47
Depreciation of non real estate assets	141	97	370	300
Straight-line effects of lease revenue (1)	(6,780)	(5,076)	(23,950)	(14,655)
Stock-based and other non-cash compensation expense	1,139	719	3,046	1,489
Amortization of lease-related intangibles (1)	(1,010)	(1,757)	(3,653)	(4,067)
Acquisition costs	(110)	(60)	(539)	(1,374)
Non-incremental capital expenditures (3)	(30,890)	(21,705)	(70,862)	(59,992)
Adjusted funds from operations	$21,829	$34,046	$76,972	$104,266

Weighted average common shares outstanding - diluted	154,561	164,796	154,665	166,734

Funds from operations per share (diluted)	$0.38	$0.39	$1.13	$1.12
Core funds from operations per share (diluted)	$0.38	$0.37	$1.10	$1.08
Adjusted funds from operations per share (diluted)	$0.14	$0.21	$0.50	$0.63

(1)	Includes adjustments for consolidated properties, including discontinued operations, and for our proportionate share of amounts attributable to unconsolidated joint ventures.
(2)	Excludes depreciation of non real estate assets.
(3)	Non-incremental capital expenditures are defined on page 40.

Piedmont Office Realty Trust, Inc.
Same Store Net Operating Income (Cash Basis)
Unaudited (in thousands)

	Three Months Ended		Nine Months Ended
	9/30/2014	9/30/2013	9/30/2014		9/30/2013
Net income attributable to Piedmont	$9,162	$19,096	$30,834		$69,105
Net income attributable to noncontrolling interest	4	4	12		12
Interest expense (1)	18,654	19,331	55,592		53,932
Depreciation (1)	35,427	31,147	103,502		92,204
Amortization (1)	14,248	13,939	42,660		34,509
Acquisition costs	110	60	539		1,374
Impairment loss (1)	—	—	—		6,402
Net (recoveries) / loss from casualty events and litigation settlements (1)	8	(3,919)	(4,514)		(7,328)
Loss / (gain) on sale of properties (1)	—	—	(2,169)		(16,258)
Loss / (gain) on consolidation	—	898	—		898
Core EBITDA	77,613	80,556	226,456		234,850
General & administrative expenses (1)	5,808	5,921	17,550		16,940
Management fee revenue (2)	(299)	(636)	(839)		(1,248)
Other (income) / expense (1) (3)	21	550	54		560
Straight-line effects of lease revenue (1)	(6,780)	(5,076)	(23,950)		(14,655)
Amortization of lease-related intangibles (1)	(1,010)	(1,757)	(3,653)		(4,067)
Property net operating income (cash basis)	75,353	79,558	215,618		232,380
Deduct net operating (income) / loss from:
Acquisitions (4)	(6,887)	(6,056)	(18,072)		(10,621)
Dispositions (5)	(6)	(1,184)	(1,523)		(3,874)
Other investments (6)	(213)	(2,328)	258		(7,539)
Same store net operating income (cash basis)	$68,247	$69,990	$196,281		$210,346
Change period over period	(2.5)%	N/A	(6.7)%	*	N/A

* Explanation for Change in Same Store Net Operating Income for the Nine Months Ended September 30, 2014

Property	Location	Amount	Explanation
Aon Center	Chicago, IL	$(10,948)
Expiration of the BP lease in December 2013; income from BP recognized the entirety of the first three quarters of 2013; replacement leases covering 97% of the former BP space provided replacement tenants with rental abatements during some portion of the first nine months of the year.

6021 Connection Drive	Irving, TX	(6,325)
Expiration of the Nokia lease in December 2013; income from Nokia recognized the entirety of the first nine months of 2013; lease restructuring income from Nokia recognized in 2013; replacement lease with Epsilon Data Management commenced at the end of the second quarter of 2014; rent is abated for the first several months of the Epsilon lease.

Subtotal		$(17,273)
Amount of Variance Explained		123%	Greater than 100% explained; difference represents net operating income growth at other assets within the portfolio.

Same Store Net Operating Income
Top Seven Markets	Three Months Ended				Nine Months Ended
	9/30/2014		9/30/2013		9/30/2014		9/30/2013
	$	%	$	%	$	%	$	%
New York (7)	$12,611	18.5	$11,404	16.3	$36,021	18.4	$35,849	17.0
Washington, D.C. (8)	10,622	15.6	13,094	18.7	34,435	17.5	42,962	20.4
Chicago (9) (10)	10,261	15.0	9,672	13.8	21,223	10.8	27,340	13.0
Minneapolis (11)	4,507	6.6	5,531	7.9	15,204	7.7	16,374	7.8
Boston	4,943	7.2	4,880	7.0	14,834	7.6	14,509	6.9
Dallas (12)	3,144	4.6	6,199	8.9	9,765	5.0	13,842	6.6
Los Angeles	2,697	4.0	3,151	4.5	9,573	4.9	9,772	4.7
Other (13)	19,462	28.5	16,059	22.9	55,226	28.1	49,698	23.6
Total	$68,247	100.0	$69,990	100.0	$196,281	100.0	$210,346	100.0

(1)	Includes amounts attributable to consolidated properties, including discontinued operations, and our proportionate share of amounts attributable to unconsolidated joint ventures.
(2)	Presented net of related operating expenses incurred to earn the revenue; therefore, the information presented on this line will not tie to the data presented on the income statements.
(3)	Figures presented on this line may not tie back to the relevant sources as some activity is attributable to property operations and is, therefore, presented in property net operating income.
(4)
Acquisitions consist of Arlington Gateway in Arlington, VA, purchased on March 4, 2013; 5 & 15 Wayside Road in Burlington, MA, purchased on March 22, 2013; Royal Lane Land in Irving, TX, purchased on August 1, 2013; 5301 Maryland Way in Brentwood, TN, the remaining equity interest in which was purchased on August 12, 2013; 6565 North MacArthur Boulevard in Irving, TX, purchased on December 5, 2013; One Lincoln Park in Dallas, TX, purchased on December 20, 2013; 161 Corporate Center in Irving, TX, purchased on December 30, 2013; 5 Wall Street in Burlington, MA, purchased on June 27, 2014; and 1155 Perimeter Center West in Atlanta, GA, purchased on August 28, 2014.

(5)
Dispositions consist of 1111 Durham Avenue in South Plainfield, NJ, sold on March 28, 2013; 1200 Enclave Parkway in Houston, TX, sold on May 1, 2013; 350 Spectrum Loop in Colorado Springs, CO, sold on November 1, 2013; 8700 South Price Road in Tempe, AZ, sold on December 30, 2013; 11107 and 11109 Sunset Hills Road in Reston, VA, sold on March 19, 2014; 1441 West Long Lake Road and 4685 Investment Drive in Troy, MI, sold on April 30, 2014; and 2020 West 89th Street in Leawood, KS, sold on May 19, 2014.

(6)
Other investments consist of operating results from our investments in unconsolidated joint ventures and our redevelopment projects. Additional information on our unconsolidated joint ventures and redevelopment projects can be found on page 39. The operating results from both the office and retail portions of 3100 Clarendon Boulevard in Arlington, VA, are included in this line item, consisting of net operating income/(loss) of $56,000 and ($230,000) for the three months and the nine months ended September 30, 2014, respectively, and net operating income of $2.0 million and $5.8 million for the three months and the nine months ended September 30, 2013, respectively.

(7)
The increase in New York Same Store Net Operating Income for the three months ended September 30, 2014 as compared to the same period in 2013 was primarily attributable to increased rental income at 200 Bridgewater Crossing in Bridgewater, NJ, associated with the end of the rental abatement periods under several new leases.

(8)
The decrease in Washington, D.C. Same Store Net Operating Income for the three months and the nine months ended September 30, 2014 as compared to the same periods in 2013 was primarily attributable to the expiration of several leases at 4250 North Fairfax Drive in Arlington, VA, and 9211 Corporate Boulevard in Rockville, MD, offset somewhat by increased rental income associated with the renewal of the National Park Service lease at 1201 Eye Street in Washington, D.C. An additional contributor to the decrease in Washington, D.C. Same Store Net Operating Income for the nine months ended September 30, 2014 as compared to the same period in 2013 was the expiration of the Office of the Comptroller of the Currency lease at One Independence Square in Washington, D.C.

(9)
The increase in Chicago Same Store Net Operating Income for the three months ended September 30, 2014 as compared to the same period in 2013 was primarily related to the expirations of the rental abatement periods associated with several new leases at 500 West Monroe Street in Chicago, IL. The decrease in Chicago Same Store Net Operating Income for the nine months ended September 30, 2014 as compared to the same period in 2013 was primarily related to tenant transitions at Aon Center in Chicago, IL. The main contributors to the decrease in net operating income contribution from Aon Center were: 1) downtime between the expiration of the BP lease and the commencement of one of the replacement leases with Integrys, 2) gross rental abatements associated with several of the replacement leases for the space formerly occupied by BP, and 3) rental rate roll downs associated with several new leases replacing the expired BP lease.

(10)
The percentage contribution from Chicago to our total Same Store Net Operating Income is smaller than our geographic concentration percentage in Chicago, which is presented on an ALR basis (see page 34), primarily because of the large number of leases with gross rent abatements and a number of leases yet to commence for currently vacant spaces (the projected gross rent for which is included in our ALR calculation). As the gross rent abatements burn off and as executed but not commenced leases begin, the Same Store Net Operating Income percentage contribution from Chicago should increase and should be more closely aligned with our Chicago concentration percentage as presented on page 34.

(11)
The decrease in Minneapolis Same Store Net Operating Income for the three months and the nine months ended September 30, 2014 as compared to the same periods in 2013 was primarily related to a renewal-related contraction by US Bancorp and downtime and/or rental abatements associated with several replacement leases for spaces formerly occupied by US Bancorp at US Bancorp Center in Minneapolis, MN.

(12)
The decrease in Dallas Same Store Net Operating Income for the three months and the nine months ended September 30, 2014 as compared to the same periods in 2013 was primarily related to a tenant transition at 6021 Connection Drive in Irving, TX. Specifically, the decrease in net operating income contribution from 6021 Connection Drive was predominantly related to: 1) the downtime between the expiration of the Nokia lease at the end of 2013 and the commencement of the Epsilon lease, which occurred at the end of the second quarter of 2014, 2) rental abatement concessions provided to Epsilon for the first several months of its lease term, and 3) the recognition of lease restructuring income from Nokia in 2013.

(13)
The increase in Other Same Store Net Operating Income for the three months and the nine months ended September 30, 2014 as compared to the same periods in 2013 was primarily related to: 1) the restructured Independence Blue Cross lease at 1901 Market Street in Philadelphia, PA, 2) increased rental income at Glenridge Highlands Two in Atlanta, GA, attributable to increased economic occupancy at the building, and 3) the expiration of the rental abatement period for a new tenant and the sale of density rights at Sarasota Commerce Center II in Sarasota, FL.

Piedmont Office Realty Trust, Inc.
Same Store Net Operating Income (Accrual Basis)
Unaudited (in thousands)

	Three Months Ended		Nine Months Ended
	9/30/2014	9/30/2013	9/30/2014		9/30/2013
Net income attributable to Piedmont	$9,162	$19,096	$30,834		$69,105
Net income attributable to noncontrolling interest	4	4	12		12
Interest expense (1)	18,654	19,331	55,592		53,932
Depreciation (1)	35,427	31,147	103,502		92,204
Amortization (1)	14,248	13,939	42,660		34,509
Acquisition costs	110	60	539		1,374
Impairment loss (1)	—	—	—		6,402
Net (recoveries) / loss from casualty events and litigation settlements (1)	8	(3,919)	(4,514)		(7,328)
Loss / (gain) on sale of properties (1)	—	—	(2,169)		(16,258)
Loss / (gain) on consolidation	—	898	—		898
Core EBITDA	77,613	80,556	226,456		234,850
General & administrative expenses (1)	5,808	5,921	17,550		16,940
Management fee revenue (2)	(299)	(636)	(839)		(1,248)
Other (income) / expense (1) (3)	21	550	54		560
Property net operating income (accrual basis)	83,143	86,391	243,221		251,102
Deduct net operating (income) / loss from:
Acquisitions (4)	(7,781)	(6,832)	(20,609)		(11,831)
Dispositions (5)	(6)	(1,437)	(1,469)		(4,880)
Other investments (6)	(222)	(2,345)	230		(7,628)
Same store net operating income (accrual basis)	$75,134	$75,777	$221,373		$226,763
Change period over period	(0.8)%	N/A	(2.4)%	*	N/A

* Explanation for Change in Same Store Net Operating Income for the Nine Months Ended September 30, 2014

Property	Location	Amount	Explanation
Aon Center	Chicago, IL	$(7,170)
Expiration of the BP lease in December 2013; income from BP recognized the entirety of the first nine months of 2013; replacement leases covering 97% of the former BP space provided replacement tenants with operating expense recovery abatements during some portion of the first nine months of the year or only recently commenced.

6021 Connection Drive	Irving, TX	(4,553)
Expiration of the Nokia lease in December 2013; income from Nokia recognized the entirety of the first nine months of 2013; lease restructuring income from Nokia recognized in 2013; replacement lease with Epsilon Data Management commenced at the end of the second quarter of 2014.

Subtotal		$(11,723)
Amount of Variance Explained		217%	Greater than 100% explained; difference represents net operating income growth at other assets within the portfolio.

Same Store Net Operating Income
Top Seven Markets	Three Months Ended				Nine Months Ended
	9/30/2014		9/30/2013		9/30/2014		9/30/2013
	$	%	$	%	$	%	$	%
New York	$11,953	15.9	$12,325	16.3	$37,391	16.9	$38,466	17.0
Washington, D.C. (7)	11,147	14.8	12,899	17.0	36,113	16.3	43,177	19.0
Chicago (8) (9)	12,768	17.0	12,350	16.3	33,290	15.0	37,019	16.3
Minneapolis (10)	4,970	6.6	5,865	7.7	16,468	7.4	17,404	7.7
Boston	4,917	6.6	4,883	6.5	14,829	6.7	14,789	6.5
Los Angeles (11)	3,650	4.9	3,206	4.2	11,729	5.3	9,684	4.3
Dallas (12)	4,742	6.3	5,979	7.9	11,188	5.1	13,639	6.0
Other (13)	20,987	27.9	18,270	24.1	60,365	27.3	52,585	23.2
Total	$75,134	100.0	$75,777	100.0	$221,373	100.0	$226,763	100.0

(1)	Includes amounts attributable to consolidated properties, including discontinued operations, and our proportionate share of amounts attributable to unconsolidated joint ventures.
(2)	Presented net of related operating expenses incurred to earn the revenue; therefore, the information presented on this line will not tie to the data presented on the income statements.
(3)	Figures presented on this line may not tie back to the relevant sources as some activity is attributable to property operations and is, therefore, presented in property net operating income.
(4)
Acquisitions consist of Arlington Gateway in Arlington, VA, purchased on March 4, 2013; 5 & 15 Wayside Road in Burlington, MA, purchased on March 22, 2013; Royal Lane Land in Irving, TX, purchased on August 1, 2013; 5301 Maryland Way in Brentwood, TN, the remaining equity interest in which was purchased on August 12, 2013; 6565 North MacArthur Boulevard in Irving, TX, purchased on December 5, 2013; One Lincoln Park in Dallas, TX, purchased on December 20, 2013; 161 Corporate Center in Irving, TX, purchased on December 30, 2013; 5 Wall Street in Burlington, MA, purchased on June 27, 2014; and 1155 Perimeter Center West in Atlanta, GA, purchased on August 28, 2014.

(5)
Dispositions consist of 1111 Durham Avenue in South Plainfield, NJ, sold on March 28, 2013; 1200 Enclave Parkway in Houston, TX, sold on May 1, 2013; 350 Spectrum Loop in Colorado Springs, CO, sold on November 1, 2013; 8700 South Price Road in Tempe, AZ, sold on December 30, 2013; 11107 and 11109 Sunset Hills Road in Reston, VA, sold on March 19, 2014; 1441 West Long Lake Road and 4685 Investment Drive in Troy, MI, sold on April 30, 2014; and 2020 West 89th Street in Leawood, KS, sold on May 19, 2014.

(6)
Other investments consist of operating results from our investments in unconsolidated joint ventures and our redevelopment projects. Additional information on our unconsolidated joint ventures and redevelopment projects can be found on page 39. The operating results from both the office and retail portions of 3100 Clarendon Boulevard in Arlington, VA, are included in this line item, consisting of net operating income/(loss) of $58,000 and ($220,000) for the three months and the nine months ended September 30, 2014, respectively, and net operating income of $2.0 million and $5.8 million for the three months and the nine months ended September 30, 2013, respectively.

(7)
The decrease in Washington, D.C. Same Store Net Operating Income for the three months and the nine months ended September 30, 2014 as compared to the same periods in 2013 was primarily attributable to the expiration of several leases at One Independence Square in Washington, D.C., 4250 North Fairfax Drive in Arlington, VA, and 9211 Corporate Boulevard in Rockville, MD, offset somewhat by increased rental income associated with the renewal of the National Park Service lease at 1201 Eye Street in Washington, D.C.

(8)
The increase in Chicago Same Store Net Operating Income for the three months ended September 30, 2014 as compared to the same period in 2013 was primarily related to the expirations of the operating expense recovery abatement periods associated with several new leases at 500 West Monroe Street in Chicago, IL. The decrease in Chicago Same Store Net Operating Income for the nine months ended September 30, 2014 as compared to the same period in 2013 was primarily related to tenant transitions at Aon Center in Chicago, IL. The main contributors to the decrease in net operating income contribution from Aon Center were: 1) downtime between the expiration of the BP lease and the commencement of one of the replacement leases with Integrys, 2) operating expense recovery abatements (which abatements are not included in straight line rent adjustments) associated with several of the replacement leases for the space formerly occupied by BP, and 3) rental rate roll downs associated with several new leases replacing the expired BP lease.

(9)
The percentage contribution from Chicago to our total Same Store Net Operating Income is smaller than our geographic concentration percentage in Chicago, which is presented on an ALR basis (see page 34), primarily because of the large number of leases with operating expense recovery abatements (which abatements are not included in straight line rent adjustments) and a number of leases yet to commence for currently vacant spaces (the projected gross rents for which are included in our ALR calculation). As operating expense recovery abatements burn off and as executed but not commenced leases begin, the Same Store Net Operating Income percentage contribution from Chicago should increase and should be more closely aligned with our Chicago concentration percentage as presented on page 34.

(10)
The decrease in Minneapolis Same Store Net Operating Income for the three months and the nine months ended September 30, 2014 as compared to the same periods in 2013 was primarily related to a renewal-related contraction by US Bancorp and downtime associated with a replacement lease for space formerly occupied by US Bancorp at US Bancorp Center in Minneapolis, MN.

(11)
The increase in Los Angeles Same Store Net Operating Income for the nine months ended September 30, 2014 as compared to the same period in 2013 was primarily related to increased rental income associated with the new lease with Guidance Software at 1055 East Colorado Boulevard in Pasadena, CA, which commenced in mid-2013, along with increased rental income associated with new leases with Union Bank and Front Porch Communities at 800 North Brand Boulevard in Glendale, CA, both of which commenced in early 2014.

(12)
The decrease in Dallas Same Store Net Operating Income for the three months and the nine months ended September 30, 2014 as compared to the same periods in 2013 was primarily related to a tenant transition at 6021 Connection Drive in Irving, TX. Specifically, the decrease in net operating income contribution from 6021 Connection Drive was predominantly related to: 1) the downtime between the expiration of the Nokia lease at the end of 2013 and the commencement of the Epsilon lease, which occurred at the end of the second quarter of 2014, and 2) the recognition of lease restructuring income from Nokia in 2013.

(13)
The increase in Other Same Store Net Operating Income for the three months ended September 30, 2014 as compared to the same period in 2013 was primarily related to: 1) increased rental income under the restructured Independence Blue Cross lease at 1901 Market Street in Philadelphia, PA, and 2) the sale of density rights at Sarasota Commerce Center II in Sarasota, FL. The increase in Other Same Store Net Operating Income for the nine months ended September 30, 2014 as compared to the same period in 2013 was primarily related to: 1) increased rental income under the restructured Independence Blue Cross lease at 1901 Market Street in Philadelphia, PA, 2) increased rental income at Glenridge Highlands Two in Atlanta, GA, attributable to several new leases commencing in 2013 and 2014, and 3) increased rental income at Eastpoint I in Mayfield Heights, OH, related to the commencement of a new lease with TMW Systems in early 2014.

Piedmont Office Realty Trust, Inc.
Capitalization Analysis
Unaudited (in thousands except for per share data)

	As of	As of
	September 30, 2014	December 31, 2013

Common stock price (1)	$17.64	$16.52
Total shares outstanding	154,325	157,461
Equity market capitalization (1)	$2,722,296	$2,601,254
Total debt - principal amount outstanding	$2,236,049	$2,003,525
Total market capitalization (1)	$4,958,345	$4,604,779
Total debt / Total market capitalization	45.1%	43.5%
Total gross real estate assets	$5,197,338	$5,003,737
Total debt / Total gross real estate assets (2)	43.0%	40.0%
Total debt / Total gross assets (3)	37.8%	35.0%

(1)	Reflects common stock closing price as of the end of the reporting period.
(2)	Gross real estate assets is defined as total real estate assets with the add back of accumulated depreciation and accumulated amortization related to real estate assets.
(3)	Gross assets is defined as total assets with the add back of accumulated depreciation and accumulated amortization related to real estate assets.

Piedmont Office Realty Trust, Inc.
Debt Summary
As of September 30, 2014
Unaudited ($ in thousands)

Floating Rate & Fixed Rate Debt

Debt (1)	Principal Amount Outstanding		Weighted Average Stated Interest Rate	Weighted Average Maturity

Floating Rate	$440,000	(2)	1.34%	34.7 months

Fixed Rate	1,796,049		3.90%	71.6 months

Total	$2,236,049		3.39%	64.3 months

Unsecured & Secured Debt

Debt (1)	Principal Amount Outstanding	Weighted Average Stated Interest Rate		Weighted Average Maturity

Unsecured	$1,790,000	2.85%	(3)	73.6 months

Secured	446,049	5.55%		27.0 months

Total	$2,236,049	3.39%		64.3 months

Debt Maturities

Maturity Year	Secured Debt - Principal Amount Outstanding (1)	Unsecured Debt - Principal Amount Outstanding (1)		Weighted Average Stated Interest Rate	Percentage of Total

2014	$—	$—		N/A	—%
2015	105,000	—		5.29%	4.7%
2016	167,525	—		5.55%	7.5%
2017	140,000	440,000	(4)	2.40%	25.9%
2018	—	—		N/A	—%
2019 +	33,524	1,350,000		3.40%	61.9%

Total	$446,049	$1,790,000		3.39%	100.0%

(1)	All of Piedmont's outstanding debt as of September 30, 2014 was interest-only debt with the exception of the $33.5 million of debt associated with 5 Wall Street located in Burlington, MA.
(2)
Amount represents the outstanding balance as of September 30, 2014, on the $500 million unsecured revolving credit facility. Both the $300 million unsecured term loan that closed in 2011 and the $300 million unsecured term loan that closed in 2013 have stated variable rates. However, Piedmont entered into $300 million in notional amount of interest rate swap agreements which effectively fix the interest rate on the 2011 unsecured term loan at 2.39% through November 22, 2016 (please see page 21 for information on additional swap agreements for this loan that will become effective after November 22, 2016), assuming no credit rating change for the Company, and $300 million in notional amount of interest rate swap agreements which effectively fix the interest rate on the 2013 unsecured term loan at 2.78% through its maturity date of January 31, 2019, assuming no credit rating change for the Company. The 2011 unsecured term loan and the 2013 unsecured term loan, therefore, are reflected as fixed rate debt.

(3)
The weighted average interest rate is a weighted average rate for amounts outstanding under our $500 million unsecured revolving credit facility, our unsecured senior notes and our unsecured term loans. As presented herein, the weighted average stated interest rate is calculated based upon the principal amounts outstanding.

(4)
The initial maturity date of the $500 million unsecured revolving credit facility is August 19, 2016; however, there are two, six-month extension options available under the facility providing for a final extended maturity date of August 21, 2017. For the purposes of this schedule, we reflect the maturity date of the facility as the final extended maturity date of August 2017.

Piedmont Office Realty Trust, Inc.
Debt Detail
Unaudited ($ in thousands)

Facility	Property	Stated Rate (1)		Maturity	Principal Amount Outstanding as of September 30, 2014

Secured
$105.0 Million Fixed-Rate Loan	US Bancorp Center	5.29%		5/11/2015	$105,000
$125.0 Million Fixed-Rate Loan	Four Property Collateralized Pool (2)	5.50%		4/1/2016	125,000
$42.5 Million Fixed-Rate Loan	Las Colinas Corporate Center I & II	5.70%		10/11/2016	42,525
$140.0 Million WDC Fixed-Rate Loans	1201 & 1225 Eye Street	5.76%		11/1/2017	140,000
$35.0 Million Fixed-Rate Loan (3)	5 Wall Street	5.55%		9/1/2021	33,524
Subtotal / Weighted Average (4)		5.55%			$446,049

Unsecured
$500.0 Million Unsecured Line of Credit (5)	N/A	1.34%	(6)	8/21/2017	$440,000
$350.0 Million Unsecured Senior Notes (7)	N/A	3.40%		6/1/2023	350,000
$400.0 Million Unsecured Senior Notes (8)	N/A	4.45%		3/15/2024	400,000
$300.0 Million Unsecured 2011 Term Loan	N/A	2.39%	(9)	1/15/2020	300,000
$300.0 Million Unsecured 2013 Term Loan	N/A	2.78%	(10)	1/31/2019	300,000
Subtotal / Weighted Average (4)		2.85%			$1,790,000

Total Debt - Principal Amount Outstanding / Weighted Average Stated Rate (4)		3.39%			$2,236,049
GAAP Accounting Adjustments (11)					(2,210)
Total Debt - GAAP Amount Outstanding					$2,233,839

(1)	All of Piedmont’s outstanding debt as of September 30, 2014, was interest-only debt with the exception of the $33.5 million of debt associated with 5 Wall Street located in Burlington, MA.
(2)	The four property collateralized pool includes 1430 Enclave Parkway, Windy Point I and II, and 1055 East Colorado Boulevard.
(3)	The loan is amortizing based upon a 25-year amortization schedule.
(4)	Weighted average is based on the principal amount outstanding and interest rate at September 30, 2014.
(5)
All of Piedmont’s outstanding debt as of September 30, 2014, was term debt with the exception of $440 million outstanding on our unsecured revolving credit facility. The $500 million unsecured revolving credit facility has an initial maturity date of August 19, 2016; however, there are two, six-month extension options available under the facility providing for a total extension of up to one year to August 21, 2017. The final extended maturity date is presented on this schedule.

(6)
The interest rate presented for the $500 million unsecured revolving credit facility is the weighted average interest rate for all outstanding draws as of September 30, 2014. Piedmont may select from multiple interest rate options with each draw under this facility, including the prime rate and various length LIBOR locks. All LIBOR selections are subject to an additional spread (1.175% as of September 30, 2014) over the selected rate based on Piedmont’s current credit rating.

(7)
The $350 million unsecured senior notes were offered for sale at 99.601% of the principal amount. The resulting effective cost of the financing is approximately 3.45% before the consideration of transaction costs and proceeds from interest rate hedges. After the application of proceeds from interest rate hedges, the effective cost of the financing is approximately 3.43%.

(8)
The $400 million unsecured senior notes were offered for sale at 99.791% of the principal amount. The resulting effective cost of the financing is approximately 4.48% before the consideration of transaction costs and proceeds from interest rate hedges. After the application of proceeds from interest rate hedges, the effective cost of the financing is approximately 4.10%.

(9)
The $300 million unsecured term loan that closed in 2011 has a stated variable rate; however, Piedmont entered into interest rate swap agreements which effectively fix the interest rate on this loan at 2.39% until November 22, 2016, assuming no credit rating change for the Company. Subsequent to quarter end, Piedmont entered into interest rate swap agreements which effectively fix the interest rate on this loan at 3.35% from November 22, 2016 to January 15, 2020, assuming no credit rating change for the Company.

(10)
The $300 million unsecured term loan that closed in 2013 has a stated variable rate; however, Piedmont entered into interest rate swap agreements which effectively fix the interest rate on this loan at 2.78% through its maturity date of January 31, 2019, assuming no credit rating change for the Company.

(11)
The GAAP accounting adjustments relate to the original issue discounts and fees associated with the $350 million unsecured senior notes, the $400 million unsecured senior notes and the $300 million unsecured 2011 term loan, along with debt fair value adjustments associated with the assumed 5 Wall Street debt. The original issue discounts and fees, along with the debt fair value adjustments, will be amortized to interest expense over the contractual term of the related debt.

Piedmont Office Realty Trust, Inc.
Debt Analysis
As of September 30, 2014
Unaudited

Bank Debt Covenant Compliance (1)	Required	Actual

Maximum Leverage Ratio	0.60	0.39
Minimum Fixed Charge Coverage Ratio (2)	1.50	3.58
Maximum Secured Indebtedness Ratio	0.40	0.08
Minimum Unencumbered Leverage Ratio	1.60	2.58
Minimum Unencumbered Interest Coverage Ratio (3)	1.75	5.60

Bond Covenant Compliance (4)	Required	Actual

Total Debt to Total Assets	60% or less	42.7%
Secured Debt to Total Assets	40% or less	8.6%
Ratio of Consolidated EBITDA to Interest Expense	1.50 or greater	4.19
Unencumbered Assets to Unsecured Debt	150% or greater	255%

	Three Months Ended	Nine Months Ended	Year Ended
Other Debt Coverage Ratios	September 30, 2014	September 30, 2014	December 31, 2013

Average net debt to core EBITDA (5)	6.9 x	6.9 x	5.4 x
Fixed charge coverage ratio (6)	4.0 x	4.0 x	4.3 x
Interest coverage ratio (7)	4.0 x	4.0 x	4.3 x

(1)	Debt covenant compliance calculations relate to specific calculations detailed in the relevant credit agreements.
(2)
Defined as EBITDA for the trailing four quarters (including the Company's share of EBITDA from unconsolidated interests), less one-time or non-recurring gains or losses, less a $0.15 per square foot capital reserve, and excluding the impact of straight line rent leveling adjustments and amortization of intangibles divided by the Company's share of fixed charges, as more particularly described in the credit agreements. This definition of fixed charge coverage ratio as prescribed by our credit agreements is different from the fixed charge coverage ratio definition employed elsewhere within this report.

(3)
Defined as net operating income for the trailing four quarters for unencumbered assets (including the Company's share of net operating income from partially-owned entities and subsidiaries that are deemed to be unencumbered) less a $0.15 per square foot capital reserve divided by the Company's share of interest expense associated with unsecured financings only, as more particularly described in the credit agreements.

(4)	Please refer to the Indenture dated May 9, 2013, and the Indenture and the Supplemental Indenture dated March 6, 2014, for additional information on the relevant calculations.
(5)
For the purposes of this calculation, we use the average daily balance of debt outstanding during the period, less cash and cash equivalents and escrow deposits and restricted cash as of the end of the period.

(6)
Fixed charge coverage is calculated as Core EBITDA divided by the sum of interest expense, principal amortization, capitalized interest and preferred dividends. The Company had no preferred dividends during the periods ended September 30, 2014 and December 31, 2013. The Company had capitalized interest of $541,349 for the three months ended September 30, 2014, $1,386,443 for the nine months ended September 30, 2014, and $31,486 for the year ended December 31, 2013. The Company had principal amortization of $193,560 for the three months ended September 30, 2014 and $257,783 for the nine months ended September 30, 2014.

(7)
Interest coverage ratio is calculated as Core EBITDA divided by the sum of interest expense and capitalized interest. The Company had capitalized interest of $541,349 for the three months ended September 30, 2014, $1,386,443 for the nine months ended September 30, 2014, and $31,486 for the year ended December 31, 2013.

Piedmont Office Realty Trust, Inc.
Tenant Diversification (1)
As of September 30, 2014
(in thousands except for number of properties)

Tenant	Credit Rating (2)	Number of Properties	Lease Expiration (3)		Annualized Lease Revenue	Percentage of Annualized Lease Revenue (%)	Leased Square Footage	Percentage of Leased Square Footage (%)
U.S. Government	AA+ / Aaa	5		(4)	$44,265	7.6	886	4.7
State of New York	AA+ / Aa1	1	2019		23,926	4.1	481	2.6
US Bancorp	A+ / A1	3	2023 / 2024		21,107	3.6	733	3.9
Independence Blue Cross	No rating available	1	2033		17,266	3.0	801	4.3
GE	AA+ / Aa3	2	2027		15,116	2.6	453	2.4
Aon	A- / Baa2	2	2028		14,900	2.6	460	2.4
Nestle	AA / Aa2	1	2021		11,898	2.1	401	2.1
City of New York	AA / Aa2	1	2020		9,987	1.7	313	1.7
KPMG	No rating available	2	2027		9,157	1.6	279	1.5
Technip	BBB+	1	2018		8,790	1.5	204	1.1
Gallagher	No rating available	1	2018		8,539	1.5	307	1.6
Caterpillar Financial	A / A2	1	2022		7,805	1.4	312	1.7
DDB Needham	BBB+ / Baa1	1	2018		7,734	1.3	213	1.1
Catamaran	BB+ / Ba2	1	2025		7,394	1.3	301	1.6
Jones Lang LaSalle	BBB- / Baa2	1	2032		7,164	1.2	201	1.1
Harvard University	AAA / Aaa	2	2017		7,145	1.2	110	0.6
Gemini	A / A3	1	2021		6,544	1.1	205	1.1
Harcourt	BBB+	1	2016		6,494	1.1	195	1.0
Edelman	No rating available	1	2024		6,489	1.1	184	1.0
Key Bank	A- / A3	2	2016		6,418	1.1	210	1.1
Raytheon	A / A3	2	2019		6,271	1.1	440	2.3
Epsilon Data Management	No rating available	2	2026		6,058	1.0	250	1.3
First Data Corporation	B / B3	1	2020		6,008	1.0	195	1.0
Archon Group	A- / Baa1	2	2018		5,810	1.0	235	1.3
Ralph Lauren	A / A3	1	2019		5,808	1.0	178	0.9
Integrys	A- / A3	1	2029		5,772	1.0	181	1.0
Henry M. Jackson	No rating available	2	2022		5,590	1.0	145	0.8
Towers Watson	No rating available	1	2017		5,537	1.0	123	0.7
Other			Various		285,604	49.2	9,783	52.1
Total					$580,596	100.0	18,779	100.0

Tenant Diversification
September 30, 2014 as compared to December 31, 2013

(1)	This schedule presents all tenants contributing 1.0% or more to Annualized Lease Revenue.
(2)	Credit rating may reflect the credit rating of the parent or a guarantor. When available, both the Standard & Poor's credit rating and the Moody's credit rating are provided.
(3)	Unless otherwise indicated, Lease Expiration represents the expiration year of the majority of the square footage leased by the tenant.
(4)	There are several leases with several different agencies of the U.S. Government with expiration years ranging from 2015 to 2027.

Piedmont Office Realty Trust, Inc.
Tenant Credit Rating & Lease Distribution Information
As of September 30, 2014

Tenant Credit Rating (1)

	Annualized Lease Revenue (in thousands)	Percentage of Annualized Lease Revenue (%)

AAA / Aaa	$54,765	9.4
AA / Aa	86,614	14.9
A / A	122,084	21.0
BBB / Baa	48,031	8.3
BB / Ba	33,449	5.8
B / B	26,125	4.5
Below	0	0.0
Not rated (2)	209,528	36.1
Total	$580,596	100.0

Lease Distribution

	Number of Leases	Percentage of Leases (%)	Annualized Lease Revenue (in thousands)	Percentage of Annualized Lease Revenue (%)	Leased Square Footage (in thousands)	Percentage of Leased Square Footage (%)

2,500 or Less	201	31.1	$21,478	3.7	186	1.0
2,501 - 10,000	192	29.7	33,826	5.8	1,051	5.6
10,001 - 20,000	80	12.4	33,387	5.8	1,133	6.0
20,001 - 40,000	69	10.6	59,835	10.3	1,982	10.6
40,001 - 100,000	52	8.0	93,519	16.1	3,087	16.4
Greater than 100,000	53	8.2	338,551	58.3	11,340	60.4
Total	647	100.0	$580,596	100.0	18,779	100.0

(1)
Credit rating may reflect the credit rating of the parent or a guarantor. Where differences exist between the Standard & Poor's credit rating for a tenant and the Moody's credit rating for a tenant, the higher credit rating is selected for this analysis.

(2)
The classification of a tenant as "not rated" does not indicate that the tenant is of poor credit quality, but can indicate that the tenant or the tenant's debt, if any, has not been rated. Included in this category are such tenants as Independence Blue Cross, McKinsey & Company and KPMG.

Piedmont Office Realty Trust, Inc.
Leased Percentage Information
(in thousands)

Impact of Strategic Transactions on Leased Percentage
The Company’s stated long-term growth strategy includes the recycling of capital from certain stabilized or non-core assets into office properties located in focused operating markets. Some of the recently acquired properties are value-add properties which are defined as low-occupancy properties acquired at attractive bases with earnings growth and value appreciation potential achievable through leasing up such assets to a stabilized occupancy. Because the value-add properties have large vacancies, they negatively affect Piedmont’s overall leased percentage. In order to identify the effect they have on Piedmont’s overall leased percentage, the following information is being provided. The analysis below: 1) removes the impact of the value-add properties from Piedmont’s overall office portfolio total under the heading “Stabilized Portfolio Analysis”; 2) provides a year-over-year comparison of leased percentage on the same subset of properties under the heading “Same Store Analysis”; and 3) provides a year-over-year comparison of leased percentage on the same subset of stabilized properties under the heading "Same Store Stabilized Analysis".

	Three Months Ended			Three Months Ended
	September 30, 2014			September 30, 2013
	Leased Square Footage	Rentable Square Footage	Percent Leased (1)	Leased Square Footage	Rentable Square Footage	Percent Leased (1)
As of June 30, 20xx	18,352	21,086	87.0%	17,878	20,704	86.4%
New leases	1,110			1,342
Expired leases	(1,060)			(1,248)
Other	—	9		—	56
Subtotal	18,402	21,095	87.2%	17,972	20,760	86.6%
Acquisitions during period	377	377		336	346
Dispositions during period	—	—		—	—
As of September 30, 20xx (2)	18,779	21,472	87.5%	18,308	21,106	86.7%

	Nine Months Ended			Nine Months Ended
	September 30, 2014			September 30, 2013
	Leased Square Footage	Rentable Square Footage	Percent Leased (1)	Leased Square Footage	Rentable Square Footage	Percent Leased (1)
As of December 31, 20xx	18,737	21,490	87.2%	17,935	20,500	87.5%
New leases	3,377			2,526
Expired leases	(3,313)			(2,775)
Other (3)	(247)	(182)		3	53
Subtotal	18,554	21,308	87.1%	17,689	20,553	86.1%
Acquisitions during period	559	559		914	940
Dispositions during period	(334)	(395)		(295)	(387)
As of September 30, 20xx (2)	18,779	21,472	87.5%	18,308	21,106	86.7%

Stabilized Portfolio Analysis
Less value-add properties (4)	(841)	(1,309)	64.2%	(877)	(1,637)	53.6%
Stabilized Total (2)	17,938	20,163	89.0%	17,431	19,469	89.5%

Same Store Analysis
Less acquisitions / dispositions after September 30, 2013 or redevelopments (4) (5)	(1,142)	(1,186)	96.3%	(867)	(933)	92.9%
Same Store Total (2)	17,637	20,286	86.9%	17,441	20,173	86.5%

Same Store Stabilized Analysis
Less value-add same store properties (4)	(1,135)	(1,641)	69.2%	(877)	(1,637)	53.6%
Same Store Stabilized Total (2)	16,502	18,645	88.5%	16,564	18,536	89.4%

(1)
Calculated as leased square footage as of period end with the addition of square footage associated with uncommenced leases for spaces vacant as of period end, divided by total rentable square footage as of period end, expressed as a percentage.

(2)	The square footage associated with leases with end of period expiration dates is included in the end of the period leased square footage.
(3)
Effective January 1, 2014, 3100 Clarendon Boulevard was taken out of service due to the redevelopment of the property. The adjustments to square footage presented on this line in 2014 primarily relate to the removal of 3100 Clarendon Boulevard from our operating portfolio. For additional information regarding the redevelopment of 3100 Clarendon Boulevard, please refer to the Financing and Capital Activity section of Financial Highlights.

(4)	For additional information on acquisitions and dispositions completed during the last year, value-add properties and redevelopments, please refer to pages 37, 38 and 39, respectively.
(5)
Dispositions completed during the previous twelve months are deducted from the previous period data and acquisitions completed during the previous twelve months are deducted from the current period data.

Piedmont Office Realty Trust, Inc.
Rental Rate Roll Up / Roll Down Analysis (1)
(in thousands)

	Three Months Ended
	September 30, 2014
	Square Feet	% of Total Signed During Period	% of Rentable Square Footage	% Change Cash Rents (2)	% Change Accrual Rents (3) (4)

Leases executed for spaces vacant one year or less	292	47.1%	1.4%	(1.1)%	10.5%
Leases executed for spaces excluded from analysis (5)	328	52.9%

	Nine Months Ended
	September 30, 2014
	Square Feet	% of Total Signed During Period	% of Rentable Square Footage	% Change Cash Rents (2)	% Change Accrual Rents (3) (4)

Leases executed for spaces vacant one year or less	1,056	58.8%	4.9%	3.8%	8.5%
Leases executed for spaces excluded from analysis (5)	739	41.2%

(1)
The population analyzed consists of consolidated office leases executed during the period with lease terms greater than one year. Retail leases, as well as leases associated with storage spaces, management offices, and unconsolidated joint venture assets, were excluded from this analysis.

(2)	For the purposes of this analysis, the cash rents last in effect for the previous leases were compared to the initial cash rents of the new leases in order to calculate the percentage change.
(3)
For the purposes of this analysis, the accrual basis rents for the previous leases were compared to the accrual basis rents of the new leases in order to calculate the percentage change. For newly signed leases which have variations in accrual basis rents, whether because of known future expansions, contractions, lease expense recovery structure changes, or other similar reasons, the weighted average of such accrual basis rents is used for the purposes of this analysis.

(4)
For leases under which a tenant may use, at its discretion, a portion of its tenant improvement allowance for expenses other than those related to improvements to its space, an assumption is made that the tenant elects to use any such portion of its tenant improvement allowance for improvements to its space prior to the commencement of its lease, unless the Company is notified otherwise by the tenant. This assumption is made based upon the historical tenant improvement allowance usage patterns of the Company's tenants.

(5)
Represents leases signed at our consolidated office assets that do not qualify for inclusion in the analysis primarily because the spaces for which the new leases were signed had been vacant for greater than one year.

Piedmont Office Realty Trust, Inc.
Lease Expiration Schedule
As of September 30, 2014
(in thousands)

	OFFICE PORTFOLIO				GOVERNMENTAL ENTITIES
	Annualized Lease Revenue (1)	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)	Annualized Lease Revenue (1)	Percentage of Annualized Lease Revenue (%)	Percentage of Current Year Total Annualized Lease Revenue Expiring (%)
Vacant	$—	—	2,693	12.5	$—	—	N/A
2014 (2)	4,671	0.8	127	0.6	—	—	—
2015 (3)	22,275	3.8	758	3.5	2,511	0.4	11.3
2016	30,925	5.3	1,095	5.1	1,457	0.3	4.7
2017	58,587	10.1	1,383	6.5	11,241	1.9	19.2
2018	51,396	8.8	1,660	7.7	308	0.1	0.6
2019	75,324	13.0	2,571	12.0	23,926	4.1	31.8
2020	46,850	8.1	1,683	7.8	9,987	1.7	21.3
2021	38,489	6.6	1,281	6.0	—	—	—
2022	31,363	5.4	1,048	4.9	—	—	—
2023	29,956	5.2	1,060	4.9	—	—	—
2024	46,683	8.0	1,518	7.1	—	—	—
2025	23,615	4.1	889	4.1	—	—	—
2026	16,214	2.8	645	3.0	—	—	—
2027	55,473	9.6	1,375	6.4	29,097	5.0	52.5
Thereafter	48,775	8.4	1,686	7.9	—	—	—
Total / Weighted Average	$580,596	100.0	21,472	100.0	$78,527	13.5

Average Lease Term Remaining
9/30/2014	7.3 years
12/31/2013	7.1 years

(1)
Annualized rental income associated with newly executed leases for currently occupied space is incorporated herein only at the expiration date for the current lease. Annualized rental income associated with such new leases is removed from the expiry year of the current lease and added to the expiry year of the new lease. These adjustments effectively incorporate known roll ups and roll downs into the expiration schedule.

(2)	Includes leases with an expiration date of September 30, 2014 aggregating 12,000 square feet and Annualized Lease Revenue of $193 thousand.
(3)
Leases and other revenue-producing agreements on a month-to-month basis, aggregating 12,000 square feet and Annualized Lease Revenue of $0.7 million, are assigned a lease expiration date of a year and a day beyond the period end date.

Piedmont Office Realty Trust, Inc.
Lease Expirations by Quarter
As of September 30, 2014
(in thousands)

	Q4 2014 (1)		Q1 2015		Q2 2015		Q3 2015
	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)

Atlanta	—	$3	29	$535	—	$—	—	$—
Austin	—	—	—	—	—	—	—	—
Boston	—	50	—	—	—	—	126	2,493
Central & South Florida	—	—	19	451	7	182	—	—
Chicago	15	336	8	224	24	786	142	4,174
Dallas	3	73	34	933	12	283	26	684
Detroit	2	12	—	—	39	—	—	—
Houston	—	—	—	—	—	—	—	—
Los Angeles	—	—	—	—	—	—	—	—
Minneapolis	18	502	—	—	5	148	27	987
Nashville	—	—	—	—	—	—	—	—
New York	53	2,657	2	101	23	759	3	360
Philadelphia	—	—	—	—	—	—	—	—
Phoenix	—	—	—	—	—	—	—	—
Washington, D.C.	26	1,000	9	378	51	2,833	53	2,254
Other	10	208	—	—	—	—	—	—
Total / Weighted Average (3)	127	$4,841	101	$2,622	161	$4,991	377	$10,952

(1)	Includes leases with an expiration date of September 30, 2014 aggregating 12,000 square feet and expiring lease revenue of $134 thousand. No such adjustments are made to other periods presented.
(2)	Expiring lease revenue is calculated as expiring square footage multiplied by the gross rent per square foot of the tenant currently leasing the space.
(3)
Total expiring lease revenue in any given year will not tie to the expiring Annualized Lease Revenue presented on the Lease Expiration Schedule on the previous page as the Lease Expiration Schedule accounts for the revenue effects of newly signed leases. Reflected herein are expiring revenues based on in-place rental rates.

Piedmont Office Realty Trust, Inc.
Lease Expirations by Year
As of September 30, 2014
(in thousands)

	12/31/2014 (1)		12/31/2015		12/31/2016		12/31/2017		12/31/2018
	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)
Atlanta	—	$3	29	$593	18	$369	45	$1,085	110	$2,279
Austin	—	—	—	—	195	6,500	—	1	—	—
Boston	—	50	126	2,493	3	193	98	6,250	147	6,277
Central & South Florida	—	—	30	721	71	1,843	161	3,945	40	982
Chicago	15	336	198	5,672	73	2,270	132	9,798	625	20,342
Dallas	3	73	91	2,358	61	1,544	222	5,628	387	9,525
Detroit	2	12	61	453	28	636	63	1,273	8	190
Houston	—	—	—	—	—	—	—	2	150	6,278
Los Angeles	—	—	3	68	93	2,938	54	1,929	25	678
Minneapolis	18	502	39	1,394	33	1,109	48	1,563	35	1,175
Nashville	—	—	—	—	201	2,579	—	—	—	—
New York	53	2,657	35	1,466	281	9,131	61	1,950	91	2,283
Philadelphia	—	—	—	—	—	—	—	—	—	—
Phoenix	—	—	—	—	—	—	—	—	—	—
Washington, D.C.	26	1,000	140	6,917	38	1,813	485	25,014	26	1,034
Other	10	208	6	32	—	—	14	353	16	369
Total / Weighted Average (3)	127	$4,841	758	$22,167	1,095	$30,925	1,383	$58,791	1,660	$51,412

(1)	Includes leases with an expiration date of September 30, 2014 aggregating 12,000 square feet and expiring lease revenue of $134 thousand. No such adjustments are made to other periods presented.
(2)	Expiring lease revenue is calculated as expiring square footage multiplied by the gross rent per square foot of the tenant currently leasing the space.
(3)
Total expiring lease revenue in any given year will not tie to the expiring Annualized Lease Revenue presented on the Lease Expiration Schedule on page 29 as the Lease Expiration Schedule accounts for the revenue effects of newly signed leases. Reflected herein are expiring revenues based on in-place rental rates.

Piedmont Office Realty Trust, Inc.
Capital Expenditures & Commitments
For the quarter ended September 30, 2014
Unaudited (in thousands)

	For the Three Months Ended
	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013
Non-incremental
Building / construction / development	$6,135	$3,734	$720	$11,372	$1,465
Tenant improvements	18,209	18,276	11,531	24,798	11,854
Leasing costs	6,546	4,141	1,570	6,815	8,386
Total non-incremental	30,890	26,151	13,821	42,985	21,705
Incremental
Building / construction / development	23,390	12,465	6,776	8,418	4,826
Tenant improvements	7,802	8,394	7,627	10,181	9,780
Leasing costs	2,400	2,824	2,386	2,747	2,043
Total incremental	33,592	23,683	16,789	21,346	16,649
Total capital expenditures	$64,482	$49,834	$30,610	$64,331	$38,354

Non-incremental tenant improvement commitments (1)
Non-incremental tenant improvement commitments outstanding as of June 30, 2014		$63,411
New non-incremental tenant improvement commitments related to leases executed during period		16,161
Non-incremental tenant improvement expenditures	(18,209)
Less: Tenant improvement expenditures fulfilled through accrued liabilities already presented on Piedmont's balance sheet, expired commitments or other adjustments	2,030
Non-incremental tenant improvement commitments fulfilled, expired or other adjustments		(16,179)
Total as of September 30, 2014		$63,393

NOTE:	The information presented on this page is for all consolidated assets.
(1)
Commitments are unexpired contractual non-incremental tenant improvement obligations for leases executed in current and prior periods that have not yet been incurred and have not otherwise been presented on Piedmont's financial statements. The four largest commitments total approximately $38.0 million, or 60% of the total outstanding commitments.

Piedmont Office Realty Trust, Inc.
Contractual Tenant Improvements and Leasing Commissions

	For the Three Months Ended September 30, 2014		For the Nine Months Ended September 30, 2014		For the Year Ended
					2013	2012		2011
Renewal Leases
Number of leases	14		46		56	45		48
Square feet	294,933		802,767		2,376,177	1,150,934		2,280,329
Tenant improvements per square foot (1)	$51.46		$22.23		$14.24	$19.12		$33.29
Leasing commissions per square foot	$17.75		$9.43		$4.66	$6.64		$9.97
Total per square foot	$69.21		$31.66		$18.90	$25.76		$43.26
Tenant improvements per square foot per year of lease term	$4.97		$3.32		$1.88	$2.90		$3.93
Leasing commissions per square foot per year of lease term	$1.71		$1.41		$0.62	$1.01		$1.18
Total per square foot per year of lease term	$6.68	(2)	$4.73	(2)	$2.50	$3.91	(3)	$5.11	(3)
New Leases (4)
Number of leases	23		78		87	92		76
Square feet	324,557		979,529		1,050,428	1,765,510		1,588,271
Tenant improvements per square foot (1)	$47.08		$32.48		$35.74	$47.64		$41.21
Leasing commissions per square foot	$20.80		$15.02		$12.94	$18.49		$15.38
Total per square foot	$67.88		$47.50		$48.68	$66.13		$56.59
Tenant improvements per square foot per year of lease term	$4.49		$3.57		$4.17	$4.30		$4.19
Leasing commissions per square foot per year of lease term	$1.98		$1.65		$1.51	$1.67		$1.57
Total per square foot per year of lease term	$6.47		$5.22		$5.68	$5.97		$5.76
Total
Number of leases	37		124		143	137		124
Square feet	619,490		1,782,296		3,426,605	2,916,444		3,868,600
Tenant improvements per square foot (1)	$49.17		$27.86		$20.83	$36.39		$36.54
Leasing commissions per square foot	$19.35		$12.50		$7.20	$13.81		$12.19
Total per square foot	$68.52		$40.36		$28.03	$50.20		$48.73
Tenant improvements per square foot per year of lease term	$4.72		$3.47		$2.64	$3.91		$4.05
Leasing commissions per square foot per year of lease term	$1.86		$1.56		$0.91	$1.48		$1.35
Total per square foot per year of lease term	$6.58	(2)	$5.03	(2)	$3.55	$5.39		$5.40

NOTE:	This information is presented for our consolidated office assets only and excludes activity associated with storage and licensed spaces.
(1)
For leases under which a tenant may use, at its discretion, a portion of its tenant improvement allowance for expenses other than those related to improvements to its space, an assumption is made that the tenant elects to use any such portion of its tenant improvement allowance for improvements to its space prior to the commencement of its lease, unless the Company is notified otherwise by the tenant. This assumption is made based upon the historical tenant improvement allowance usage patterns of the Company's tenants.

(2)
During 2014, we completed one large, 15-year lease renewal and expansion with a significant capital commitment: Jones Lang LaSalle at Aon Center in Chicago, IL. If the costs associated with this lease were to be removed from the average committed capital cost calculation, the average committed capital cost per square foot per year of lease term for renewal leases and total leases completed during the three months ended September 30, 2014 would be $3.39 and $5.84, respectively, and the same measure for renewal leases and total leases completed during the nine months ended September 30, 2014 would be $2.39 and $4.52, respectively.

(3)
During 2011, we completed two large, 15-year lease renewals with significant capital commitments: NASA at Two Independence Square in Washington, D.C. and GE at 500 West Monroe Street in Chicago, IL. If the costs associated with these renewals were to be removed from the average committed capital cost calculation, the average committed capital cost per square foot per year of lease term for renewal leases in 2011 would be $2.80. During 2012, we completed one large, long-term lease renewal with an above-average capital commitment with US Bancorp at US Bancorp Center in Minneapolis, MN. If the costs associated with this renewal were to be removed from the average committed capital cost calculation, the average committed capital cost per square foot per year of lease term for renewal leases in 2012 would be $2.73.

(4)
Since 2010, Piedmont has selectively employed a value-add strategy for new property acquisitions. Piedmont defines value-add properties as those acquired with low occupancies at attractive bases with earnings growth and value appreciation potential achievable through leasing up such assets to stabilized occupancies. Because the value-add properties have large vacancies, many of which have not previously been leased (first generation spaces), the leasing of those vacancies negatively affects Piedmont’s contractual tenant improvements on a per foot and a per foot per year basis for new leases.

Piedmont Office Realty Trust, Inc.
Geographic Diversification
As of September 30, 2014
($ and square footage in thousands)

Location	Number of Properties	Annualized Lease Revenue	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)	Leased Square Footage	Percent Leased (%)
Chicago	6	$129,507	22.3	4,834	22.5	3,880	80.3
Washington, D.C.	12	93,096	16.0	3,035	14.1	1,986	65.4
New York	6	84,217	14.5	2,434	11.4	2,359	96.9
Dallas	10	44,369	7.6	1,906	8.9	1,859	97.5
Minneapolis	4	44,173	7.6	1,617	7.5	1,437	88.9
Boston	8	40,664	7.0	1,476	6.9	1,476	100.0
Atlanta	7	30,525	5.3	1,446	6.7	1,247	86.2
Los Angeles	4	29,925	5.2	1,010	4.7	988	97.8
Detroit	3	17,587	3.0	817	3.8	738	90.3
Philadelphia	1	17,266	3.0	801	3.7	801	100.0
Houston	1	10,583	1.8	313	1.5	313	100.0
Central & South Florida	4	10,815	1.9	473	2.2	451	95.3
Nashville	2	10,384	1.8	513	2.4	513	100.0
Phoenix	3	8,238	1.4	432	2.0	395	91.4
Austin	1	6,499	1.1	195	0.9	195	100.0
Other	2	2,748	0.5	170	0.8	141	82.9

Total / Weighted Average	74	$580,596	100.0	21,472	100.0	18,779	87.5

Piedmont Office Realty Trust, Inc.
Geographic Diversification by Location Type
As of September 30, 2014
(square footage in thousands)

		CBD / URBAN INFILL				SUBURBAN				TOTAL
Location	State	Number of Properties	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)	Number of Properties	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)	Number of Properties	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)
Chicago	IL	2	17.7	3,707	17.3	4	4.6	1,127	5.2	6	22.3	4,834	22.5
Washington, D.C.	DC, VA, MD	9	15.5	2,696	12.5	3	0.5	339	1.6	12	16.0	3,035	14.1
New York	NY, NJ	1	7.6	1,028	4.8	5	6.9	1,406	6.6	6	14.5	2,434	11.4
Dallas	TX	1	1.1	262	1.2	9	6.5	1,644	7.7	10	7.6	1,906	8.9
Minneapolis	MN	1	4.5	932	4.3	3	3.1	685	3.2	4	7.6	1,617	7.5
Boston	MA	2	2.2	173	0.8	6	4.8	1,303	6.1	8	7.0	1,476	6.9
Atlanta	GA	3	4.1	960	4.5	4	1.2	486	2.2	7	5.3	1,446	6.7
Los Angeles	CA	3	4.5	876	4.1	1	0.7	134	0.6	4	5.2	1,010	4.7
Detroit	MI	1	1.9	487	2.3	2	1.1	330	1.5	3	3.0	817	3.8
Philadelphia	PA	1	3.0	801	3.7	—	—	—	—	1	3.0	801	3.7
Houston	TX	—	—	—	—	1	1.8	313	1.5	1	1.8	313	1.5
Central & South Florida	FL	—	—	—	—	4	1.9	473	2.2	4	1.9	473	2.2
Nashville	TN	1	1.3	312	1.5	1	0.5	201	0.9	2	1.8	513	2.4
Phoenix	AZ	—	—	—	—	3	1.4	432	2.0	3	1.4	432	2.0
Austin	TX	—	—	—	—	1	1.1	195	0.9	1	1.1	195	0.9
Other		—	—	—	—	2	0.5	170	0.8	2	0.5	170	0.8

Total / Weighted Average		25	63.4	12,234	57.0	49	36.6	9,238	43.0	74	100.0	21,472	100.0

Piedmont Office Realty Trust, Inc.
Industry Diversification
As of September 30, 2014
($ and square footage in thousands)

				Percentage of
	Number of	Percentage of Total	Annualized Lease	Annualized Lease	Leased Square	Percentage of Leased
Industry	Tenants	Tenants (%)	Revenue	Revenue (%)	Footage	Square Footage (%)
Governmental Entity	5	1.0	$78,527	13.5	1,690	9.0
Business Services	88	16.8	62,271	10.7	2,359	12.6
Depository Institutions	17	3.3	45,967	7.9	1,619	8.6
Engineering, Accounting, Research, Management & Related Services	40	7.6	44,885	7.7	1,225	6.5
Nondepository Credit Institutions	16	3.1	37,377	6.5	1,279	6.8
Insurance Agents, Brokers & Services	17	3.2	36,624	6.3	1,283	6.8
Insurance Carriers	23	4.4	31,487	5.4	1,283	6.8
Communications	36	6.9	22,837	3.9	732	3.9
Security & Commodity Brokers, Dealers, Exchanges & Services	29	5.5	22,308	3.9	778	4.2
Real Estate	19	3.6	14,966	2.6	475	2.5
Educational Services	8	1.5	14,583	2.5	395	2.1
Automotive Repair, Services & Parking	5	1.0	14,072	2.4	49	0.3
Food & Kindred Products	3	0.6	12,124	2.1	408	2.2
Electronic & Other Electrical Equipment & Components, Except Computer	10	1.9	11,978	2.1	428	2.3
Fabricated Metal Products, Except Machinery & Transportation Equipment	5	1.0	11,667	2.0	319	1.7
Other	202	38.6	118,923	20.5	4,457	23.7
Total	523	100.0	$580,596	100.0	18,779	100.0

Piedmont Office Realty Trust, Inc.
Property Investment Activity
As of September 30, 2014
($ and square footage in thousands)

Acquisitions Over Previous Eighteen Months

Property		Location	Acquisition Date	Percent Ownership (%)	Year Built	Purchase Price	Rentable Square Footage	Percent Leased at Acquisition (%)
Royal Lane Land		Irving, TX	8/1/2013	100	N/A	$2,600	N/A	N/A
5301 Maryland Way	(1)	Brentwood, TN	8/12/2013	100	1989	18,500	201	100
4685 Investment Drive	(1)	Troy, MI	8/12/2013	100	2000	10,000	77	100
2020 West 89th Street	(1)	Leawood, KS	8/12/2013	100	1992	4,250	68	85
6565 North MacArthur Boulevard		Irving, TX	12/5/2013	100	1998	46,600	260	93
One Lincoln Park		Dallas, TX	12/20/2013	100	1999	56,654	262	79
161 Corporate Center		Irving, TX	12/30/2013	100	1998	16,000	105	91
5 Wall Street		Burlington, MA	6/27/2014	100	2008	62,498	182	100
1155 Perimeter Center West		Atlanta, GA	8/28/2014	100	2000	80,750	377	100

						$297,852	1,532	94

Dispositions Over Previous Eighteen Months

Property	Location	Disposition Date	Percent Ownership (%)	Year Built	Sale Price	Rentable Square Footage	Percent Leased at Disposition (%)
1200 Enclave Parkway	Houston, TX	5/1/2013	100	1999	$48,750	150	100
350 Spectrum Loop	Colorado Springs, CO	11/1/2013	100	2001	30,050	156	100
8700 South Price Road	Tempe, AZ	12/30/2013	100	2000	21,500	132	100
11107 Sunset Hills Road	Reston, VA	3/19/2014	100	1985	20,000	101	100
11109 Sunset Hills Road	Reston, VA	3/19/2014	100	1984	2,600	41	—
1441 West Long Lake Road	Troy, MI	4/30/2014	100	1999	7,850	108	88
4685 Investment Drive	Troy, MI	4/30/2014	100	2000	11,500	77	100
2020 West 89th Street	Leawood, KS	5/19/2014	100	1992	5,800	68	90
Two Park Center (2)	Hoffman Estates, IL	5/29/2014	72	1999	8,825	194	—

					$156,875	1,027	79

(1)
Piedmont purchased its joint venture partner's equity interest in the asset. The gross value of the asset agreed upon by the partners for the buyout is presented on this schedule as the purchase price. The additional capital invested across the three assets included in the buyout transaction amounted to $14.7 million.

(2)
The sale price and rentable square footage presented are gross figures and have not been adjusted for Piedmont's ownership percentage. Total Percent Leased at Disposition for dispositions completed during the previous eighteen months includes this property at Piedmont's pro rata share of ownership.

Piedmont Office Realty Trust, Inc.
Value-Add Activity
As of September 30, 2014
($ and square footage in thousands)

Presented below are properties that were acquired employing a value-add strategy. Once a property acquired under a value-add strategy reaches 80% leased, it is deemed stabilized for the purposes of supplemental reporting and will be removed from the value-add classification.

Value-Add Properties

Property		Location	Acquisition Date	Percent Ownership (%)	Year Built	Purchase Price	Rentable Square Footage	Current Percent Leased (%)	Percent Leased at Acquisition (%)	Real Estate Gross Book Value	Estimated Cost to Stabilize (per VACANT square foot)
Suwanee Gateway One		Suwanee, GA	9/28/2010	100	2008	$7,875	142	—	—	$7,953	$40 - 60
500 West Monroe Street	(1)	Chicago, IL	3/31/2011	100	1991	227,500	966	66	49	239,035	$60 - 90
5301 Maryland Way	(2)	Brentwood, TN	8/12/2013	100	1989	18,500	201	100	100	15,457	$50 - 75

						$253,875	1,309	64	51	$262,445

Properties Removed From Value-Add Classification This Year

Property		Location	Acquisition Date	Percent Ownership (%)	Year Built	Purchase Price	Rentable Square Footage	Current Percent Leased (%)	Percent Leased at Acquisition (%)	Real Estate Gross Book Value	Estimated Cost to Stabilize (per VACANT square foot)
The Medici	(3)	Atlanta, GA	6/7/2011	100	2008	$13,210	156	83	12	$16,481	$35 - 60
400 TownPark		Lake Mary, FL	11/10/2011	100	2008	$23,865	176	93	19	$23,820	$35 - 50

Sold Properties That Were Acquired Under Value-Add Strategy

Property	Location	Disposition Date	Acquisition Date	Percent Ownership (%)	Year Built	Rentable Square Footage	Sale Price	Purchase Price	Percent Leased at Disposition (%)	Percent Leased at Acquisition (%)
1200 Enclave Parkway	Houston, TX	5/1/2013	3/30/2011	100	1999	150	$48,750	$18,500	100	18

(1)
The investment in this property was converted from a structured finance investment to an owned real estate asset through a UCC foreclosure of an equity ownership interest on March 31, 2011. The purchase price presented represents the estimated fair value of the real estate assets comprising the property as of the date of the transaction. The percent leased at acquisition reflects the space leased by Marsh USA as vacant, as the tenant had already announced plans to vacate prior to Piedmont's assumption of ownership of the asset.

(2)
While the property was 100% leased at acquisition, it is anticipated that the single-tenant building will become vacant at the end of the current lease term and the building will have to be re-leased on a multi-tenant basis. For this reason, the building was acquired as a value-add property. Piedmont purchased its joint venture partner's equity interest in the asset. The gross value of the asset agreed upon by the partners for the buyout is presented on this schedule as the purchase price.

(3)	The percent leased at acquisition reflects the space leased by BV Card Assets as vacant, as the tenant had already announced plans to vacate prior to Piedmont's acquisition of the property.

Piedmont Office Realty Trust, Inc.
Other Investments
As of September 30, 2014
($ and square footage in thousands)

Unconsolidated Joint Venture Properties

Property	Location	Percent Ownership (%)	Year Built	Piedmont Share of Real Estate Net Book Value	Real Estate Net Book Value	Rentable Square Footage	Percent Leased (%)
8560 Upland Drive	Parker, CO	72	2001	$7,226	$10,052	148.6	100

				$7,226	$10,052	148.6	100

Land Parcels

Property	Location	Adjacent Piedmont Property	Acres	Approximate Current Value
Gavitello	Atlanta, GA	The Medici	2.0	$2,500
Glenridge Highlands III	Atlanta, GA	Glenridge Highlands Two	3.0	1,725
State Highway 161	Irving, TX	Las Colinas Corporate Center II	4.5	1,200
Royal Lane	Irving, TX	6011, 6021 and 6031 Connection Drive	10.6	2,600

			20.1	$8,025

Development and Redevelopment

Property	Location	Adjacent Piedmont Property	Construction Type	Targeted Completion Date	Anticipated Stabilization Date	Percent Leased (%)	Square Feet	Current Basis (Accrual)	Capital Expended (Cash)	Estimated Additional Capital Required (Cash)
Enclave Place	Houston, TX	1430 Enclave Parkway	Development	Q3 2015	Q4 2016	N/A	300.9	$22,471	$16,890	$68 to $73 million
3100 Clarendon Boulevard (1)	Arlington, VA	Not Applicable	Redevelopment	Q2 2015 (2)	Q4 2016	10	252.0	60,471	5,338	$49 to $51 million

							552.9	$82,942	$22,228	$117 to $124 million

(1)
The Current Basis presented is that of the office portion of the property only. The retail portion of the property remains in service and retail tenants will remain in occupancy during the redevelopment.

(2)
The redevelopment of the office tower is anticipated to be completed during the first several months of 2015; the retail portion of the redevelopment is anticipated to be completed during the first half of 2015.

Piedmont Office Realty Trust, Inc.
Supplemental Definitions

Included in this section are management's statements regarding certain non-GAAP financial measures provided in this supplemental report and reasons why management believes that these measures provide useful information to investors about the Company's financial condition and results of operations. Reconciliations of these non-GAAP measures are included beginning on page 42.

Adjusted Funds From Operations ("AFFO"): AFFO is calculated by deducting from Core FFO non-incremental capital expenditures and acquisition-related costs and adding back non-cash items including non-real estate depreciation, straight lined rents and fair value lease revenue, non-cash components of interest expense and compensation expense, and by making similar adjustments for unconsolidated partnerships and joint ventures. Although AFFO may not be comparable to that of other REITs, we believe it provides a meaningful indicator of our ability to fund cash needs and to make cash distributions to equity owners. AFFO is a non-GAAP financial measure and should not be viewed as an alternative measurement of our operating performance to net income, as an alternative to net cash flows from operating activities or as a measure of our liquidity.

Annualized Lease Revenue ("ALR"): ALR is calculated by multiplying (i) rental payments (defined as base rent plus operating expense reimbursements, if payable by the tenant on a monthly basis under the terms of a lease that has been executed, but excluding a) rental abatements and b) rental payments related to executed but not commenced leases for space that was covered by an existing lease), by (ii) 12. In instances in which contractual rents or operating expense reimbursements are collected on an annual, semi-annual, or quarterly basis, such amounts are multiplied by a factor of 1, 2, or 4, respectively, to calculate the annualized figure. For leases that have been executed but not commenced relating to un-leased space, ALR is calculated by multiplying (i) the monthly base rental payment (excluding abatements) plus any operating expense reimbursements for the initial month of the lease term, by (ii) 12. Unless stated otherwise, this measure excludes our unconsolidated joint venture interests.

Core EBITDA: Core EBITDA is defined as net income before interest, taxes, depreciation and amortization and incrementally removing any impairment losses, gains or losses from sales of property, or other significant non-recurring items. We do not include impairment losses in this measure because we feel these types of losses create volatility in our earnings and make it difficult to determine the earnings generated by our ongoing business. We believe Core EBITDA is a reasonable measure of our liquidity. Core EBITDA is a non-GAAP financial measure and should not be viewed as an alternative measurement of cash flows from operating activities or other GAAP basis liquidity measures. Other REITs may calculate Core EBITDA differently and our calculation should not be compared to that of other REITs.

Core Funds From Operations ("Core FFO"): We calculate Core FFO by starting with FFO, as defined by NAREIT, and adjusting for certain non-recurring items such as gains or losses on the early extinguishment of debt, acquisition-related costs and other significant non-recurring items. Such items create significant earnings volatility. We believe Core FFO provides a meaningful measure of our operating performance and more predictability regarding future earnings potential. Core FFO is a non-GAAP financial measure and should not be viewed as an alternative measurement of our operating performance to net income; therefore, it should not be compared to other REITs' equivalent to Core FFO.

EBITDA: EBITDA is defined as net income before interest, taxes, depreciation and amortization. We believe EBITDA is an appropriate measure of our ability to incur and service debt. EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income as an indicator of our operating activities. Other REITs may calculate EBITDA differently and our calculation should not be compared to that of other REITs.

Funds From Operations ("FFO"): FFO is calculated in accordance with the current National Association of Real Estate Investment Trusts ("NAREIT") definition. NAREIT currently defines FFO as net income (computed in accordance with GAAP), excluding gains or losses from sales of property, impairment losses, and gains or losses on consolidation, adding back depreciation and amortization on real estate assets, and after the same adjustments for unconsolidated partnerships and joint ventures. These adjustments can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates. FFO may provide valuable comparisons of operating performance between periods and with other REITs. FFO is a non-GAAP financial measure and should not be viewed as an alternative measurement of our operating performance to net income. We believe that FFO is a beneficial indicator of the performance of an equity REIT. However, other REITs may not define FFO in accordance with the NAREIT definition, or may interpret the current NAREIT definition differently than we do; therefore, our computation of FFO may not be comparable to that of such other REITs.

Gross Assets: Gross assets is defined as total assets with the add back of accumulated depreciation and accumulated amortization related to real estate assets.

Gross Real Estate Assets: Gross real estate assets is defined as total real estate assets with the add back of accumulated depreciation and accumulated amortization related to real estate assets.

Incremental Capital Expenditures: Incremental Capital Expenditures are defined as capital expenditures of a non-recurring nature that incrementally enhance the underlying assets' income generating capacity. Tenant improvements, leasing commissions, building capital and deferred lease incentives ("Leasing Costs") incurred to lease space that was vacant at acquisition, Leasing Costs for spaces vacant for greater than one year, Leasing Costs for spaces at newly acquired properties for which in-place leases expire shortly after acquisition, improvements associated with the expansion of a building and renovations that change the underlying classification of a building are included in this measure.

NOI from Unconsolidated Joint Ventures: NOI from Unconsolidated Joint Ventures is defined as Property NOI attributable to our interests in properties owned through unconsolidated partnerships. We present this measure on an accrual basis and a cash basis, which eliminates the effects of straight lined rents and fair value lease revenue. NOI from Unconsolidated Joint Ventures is a non-GAAP measure and therefore may not be comparable to similarly defined data provided by other REITs.

Non-Incremental Capital Expenditures: Non-Incremental Capital Expenditures are defined as capital expenditures of a recurring nature related to tenant improvements and leasing commissions that do not incrementally enhance the underlying assets' income generating capacity. We exclude first generation tenant improvements and leasing commissions from this measure, in addition to other capital expenditures that qualify as Incremental Capital Expenditures, as defined above.

Property Net Operating Income ("Property NOI"): Property NOI is defined as real estate operating income with the add-back of corporate general and administrative expense, depreciation and amortization, and impairment losses and the deduction of net operating income associated with property management performed by Piedmont for other organizations. We may present this measure on an accrual basis or a cash basis. When presented on a cash basis, the effects of straight lined rents and fair value lease revenue are eliminated. The Company uses this measure to assess its operating results and believes it is important in assessing operating performance. Property NOI is a non-GAAP measure which does not have any standard meaning prescribed by GAAP and therefore may not be comparable to similar measures presented by other companies.

Same Store Net Operating Income ("Same Store NOI"): Same Store NOI is calculated as the Property NOI attributable to the properties owned or placed in service during the entire span of the current and prior year reporting periods. Same Store NOI excludes amounts attributable to unconsolidated joint venture assets. We may present this measure on an accrual basis or a cash basis. When presented on a cash basis, the effects of straight lined rents and fair value lease revenue are eliminated. We believe Same Store NOI is an important measure of comparison of our properties' operating performance from one period to another. Other REITs may calculate Same Store NOI differently and our calculation should not be compared to that of other REITs.

Same Store Properties: Same Store Properties is defined as properties owned or placed in service during the entire span of the current and prior year reporting periods. Same Store Properties excludes unconsolidated joint venture assets. We believe Same Store Properties is an important measure of comparison of our stabilized portfolio performance.

Piedmont Office Realty Trust, Inc.
Research Coverage

Equity Research Coverage

Paul E. Adornato, CFA	Jed Reagan	Anthony Paolone, CFA	Vance H. Edelson
BMO Capital Markets	Green Street Advisors	JP Morgan	Morgan Stanley
3 Times Square, 26th Floor	660 Newport Center Drive, Suite 800	383 Madison Avenue	1585 Broadway, 38th Floor
New York, NY 10036	Newport Beach, CA 92660	34th Floor	New York, NY 10036
Phone: (212) 885-4170	Phone: (949) 640-8780	New York, NY 10179	Phone: (212) 761-0078
Phone: (212) 622-6682

Steve Manaker, CFA	Michael J. Salinsky	David Rodgers, CFA	John W. Guinee, III
Oppenheimer & Co.	RBC Capital Markets	Robert W. Baird & Co.	Erin Aslakson
85 Broad Street	Arbor Court	200 Public Square	Stifel, Nicolaus & Company
New York, NY 10004	30575 Bainbridge Road, Suite 250	Suite 1650	One South Street
Phone: (212) 667-5950	Solon, OH 44139	Cleveland, OH 44139	16th Floor
	Phone: (440) 715-2648	Phone: (216) 737-7341	Baltimore, MD 21202
Phone: (443) 224-1307

Michael Lewis, CFA	Brendan Maiorana
SunTrust Robinson Humphrey	Wells Fargo
711 Fifth Avenue, 14th Floor	7 St. Paul Street
New York, NY 10022	MAC R1230-011
Phone: (212) 319-5659	Baltimore, MD 21202
Phone: (443) 263-6516

Fixed Income Research Coverage

Mark S. Streeter, CFA
JP Morgan
383 Madison Avenue
3rd Floor
New York, NY 10179
Phone: (212) 834-5086

Piedmont Office Realty Trust, Inc.
Funds From Operations, Core Funds From Operations, and Adjusted Funds From Operations Reconciliations
Unaudited (in thousands)

	Three Months Ended					Nine Months Ended
	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013	9/30/2014	9/30/2013

Net income attributable to Piedmont	$9,162	$12,279	$9,393	$29,623	$19,096	$30,834	$69,105
Depreciation	35,286	34,119	33,727	32,233	31,050	103,132	91,905
Amortization	14,248	13,608	14,804	11,511	13,939	42,660	34,509
Impairment loss	—	—	—	5,644	—	—	6,402
Loss / (gain) on sale of properties	—	(2,275)	106	(15,034)	—	(2,169)	(16,258)
Loss / (gain) on consolidation	—	—	—	—	898	—	898
Funds from operations	58,696	57,731	58,030	63,977	64,983	174,457	186,561
Adjustments:
Acquisition costs	110	363	66	389	60	539	1,374
Net (recoveries) / loss from casualty events and litigation settlements	8	(1,480)	(3,042)	(4,500)	(3,919)	(4,514)	(7,328)
Core funds from operations	58,814	56,614	55,054	59,866	61,124	170,482	180,607
Adjustments:
Deferred financing cost amortization	598	615	863	676	674	2,076	1,911
Amortization of note payable step-up	(120)	(6)	—	—	—	(126)	—
Amortization of discount on senior notes	47	47	34	30	30	128	47
Depreciation of non real estate assets	141	115	114	106	97	370	300
Straight-line effects of lease revenue	(6,780)	(7,758)	(9,412)	(3,442)	(5,076)	(23,950)	(14,655)
Stock-based and other non-cash compensation expense	1,139	1,271	636	101	719	3,046	1,489
Amortization of lease-related intangibles	(1,010)	(1,279)	(1,364)	(1,211)	(1,757)	(3,653)	(4,067)
Acquisition costs	(110)	(363)	(66)	(389)	(60)	(539)	(1,374)
Non-incremental capital expenditures	(30,890)	(26,151)	(13,821)	(42,985)	(21,705)	(70,862)	(59,992)
Adjusted funds from operations	$21,829	$23,105	$32,038	$12,752	$34,046	$76,972	$104,266

Piedmont Office Realty Trust, Inc.
Same Store Net Operating Income (Cash Basis)
Unaudited (in thousands)

	Three Months Ended					Nine Months Ended
	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013	9/30/2014	9/30/2013

Net income attributable to Piedmont	$9,162	$12,279	$9,393	$29,623	$19,096	$30,834	$69,105
Net income attributable to noncontrolling interest	4	4	4	3	4	12	12
Interest expense	18,654	18,012	18,926	19,651	19,331	55,592	53,932
Depreciation	35,427	34,234	33,841	32,340	31,147	103,502	92,204
Amortization	14,248	13,608	14,804	11,511	13,939	42,660	34,509
Acquisition costs	110	363	66	389	60	539	1,374
Impairment loss	—	—	—	5,644	—	—	6,402
Net (recoveries) / loss from casualty events and litigation settlements	8	(1,480)	(3,042)	(4,500)	(3,919)	(4,514)	(7,328)
Loss / (gain) on sale of properties	—	(2,275)	106	(15,034)	—	(2,169)	(16,258)
Loss / (gain) on consolidation	—	—	—	—	898	—	898
Core EBITDA	77,613	74,745	74,098	79,627	80,556	226,456	234,850
General & administrative expenses	5,808	7,159	4,582	5,076	5,921	17,550	16,940
Management fee revenue	(299)	(281)	(259)	17	(636)	(839)	(1,248)
Other (income) / expense	21	3	30	3	550	54	560
Straight-line effects of lease revenue	(6,780)	(7,758)	(9,412)	(3,442)	(5,076)	(23,950)	(14,655)
Amortization of lease-related intangibles	(1,010)	(1,279)	(1,364)	(1,211)	(1,757)	(3,653)	(4,067)
Property net operating income (cash basis)	75,353	72,589	67,675	80,070	79,558	215,618	232,380
Deduct net operating (income) / loss from:
Acquisitions	(6,887)	(5,808)	(5,377)	(4,038)	(6,056)	(18,072)	(10,621)
Dispositions	(6)	(590)	(927)	(1,214)	(1,184)	(1,523)	(3,874)
Other investments	(213)	90	383	(2,251)	(2,328)	258	(7,539)
Same store net operating income (cash basis)	$68,247	$66,281	$61,754	$72,567	$69,990	$196,281	$210,346

Piedmont Office Realty Trust, Inc.
Unconsolidated Joint Venture Net Operating Income Reconciliations
Pro rata and unaudited (in thousands)

	Three Months Ended					Nine Months Ended
	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013	9/30/2014	9/30/2013

Equity in income of unconsolidated joint ventures	$89	$(333)	$(266)	$(4,280)	$46	$(510)	$604

Interest expense	—	—	—	—	—	—	—

Depreciation	61	90	114	150	220	264	829

Amortization	13	8	8	34	40	30	125

Impairment loss	—	—	—	4,402	—	—	—

Loss / (gain) on sale of properties	—	169	—	—	—	169	—

Core EBITDA	163	(66)	(144)	306	306	(47)	1,558

General and administrative expenses	2	12	24	(128)	79	38	260

Other (income) / expense	—	—	—	—	—	—	—

Property net operating income (accrual basis)	165	(54)	(120)	178	385	(9)	1,818

Straight-line effects of lease revenue	(7)	(6)	(6)	(3)	(9)	(20)	(101)

Amortization of lease-related intangibles	—	—	—	—	—	—	—

Property net operating income (cash basis)	$158	$(60)	$(126)	$175	$376	$(29)	$1,717

Piedmont Office Realty Trust, Inc.
Discontinued Operations
Unaudited (in thousands)

	Three Months Ended					Nine Months Ended
	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013	9/30/2014	9/30/2013
Revenues:
Rental income	$—	$191	$1,174	$1,888	$2,155	$1,365	$7,372
Tenant reimbursements	12	2	112	146	181	126	923
Property management fee revenue	—	1	—	—	—	1	—
Other rental income	—	—	—	—	—	—	—
	12	194	1,286	2,034	2,336	1,492	8,295
Expenses:
Property operating costs	3	(323)	505	748	945	185	3,352
Depreciation	—	—	83	498	632	83	2,087
Amortization	—	—	223	281	215	223	489
General and administrative	(7)	3	3	1	(8)	(1)	3
	(4)	(320)	814	1,528	1,784	490	5,931
Other income / (expense):
Interest expense	—	—	—	—	—	—	—
Other income / (expense)	—	—	(6)	—	(15)	(6)	10
Net recoveries / (loss) from casualty events and litigation settlements	—	—	—	—	—	—	17
Net income attributable to noncontrolling interest	—	—	—	—	—	—	—
	—	—	(6)	—	(15)	(6)	27

Operating income, excluding impairment loss and gain / (loss) on sale	16	514	466	506	537	996	2,391

Impairment loss	—	—	—	(1,242)	—	—	(6,402)
Gain / (loss) on sale of properties	—	1,304	(106)	15,034	—	1,198	16,258

Income from discontinued operations	$16	$1,818	$360	$14,298	$537	$2,194	$12,247

Piedmont Office Realty Trust, Inc.
Property Detail
As of September 30, 2014
(in thousands)

Property	City	State	Percent Ownership	Year Built	Rentable Square Footage Owned	Leased Percentage	Commenced Leased Percentage	Economic Leased Percentage (1)

Atlanta
11695 Johns Creek Parkway	Johns Creek	GA	100.0%	2001	101	87.1%	87.1%	87.1%
3750 Brookside Parkway	Alpharetta	GA	100.0%	2001	105	91.4%	85.7%	85.7%
Glenridge Highlands Two	Atlanta	GA	100.0%	2000	427	97.9%	86.2%	84.8%
Suwanee Gateway One	Suwanee	GA	100.0%	2008	142	—%	—%	—%
The Dupree	Atlanta	GA	100.0%	1997	138	100.0%	100.0%	89.1%
The Medici	Atlanta	GA	100.0%	2008	156	83.3%	38.5%	32.1%
1155 Perimeter Center West	Atlanta	GA	100.0%	2000	377	100.0%	100.0%	96.3%
Metropolitan Area Subtotal / Weighted Average					1,446	86.2%	77.5%	74.4%
Austin
Braker Pointe III	Austin	TX	100.0%	2001	195	100.0%	100.0%	100.0%
Metropolitan Area Subtotal / Weighted Average					195	100.0%	100.0%	100.0%
Boston
1200 Crown Colony Drive	Quincy	MA	100.0%	1990	235	100.0%	100.0%	100.0%
90 Central Street	Boxborough	MA	100.0%	2001	175	100.0%	94.9%	94.9%
1414 Massachusetts Avenue	Cambridge	MA	100.0%	1873	78	100.0%	100.0%	100.0%
One Brattle Square	Cambridge	MA	100.0%	1991	95	100.0%	100.0%	100.0%
225 Presidential Way	Woburn	MA	100.0%	2001	202	100.0%	100.0%	100.0%
235 Presidential Way	Woburn	MA	100.0%	2000	238	100.0%	100.0%	100.0%
5 & 15 Wayside Road	Burlington	MA	100.0%	1999 / 2001	271	100.0%	100.0%	100.0%
5 Wall Street	Burlington	MA	100.0%	2008	182	100.0%	100.0%	100.0%
Metropolitan Area Subtotal / Weighted Average					1,476	100.0%	99.4%	99.4%
Chicago
Windy Point I	Schaumburg	IL	100.0%	1999	187	100.0%	100.0%	100.0%
Windy Point II	Schaumburg	IL	100.0%	2001	301	100.0%	83.1%	—%
Aon Center	Chicago	IL	100.0%	1972	2,741	80.4%	79.2%	68.5%
Two Pierce Place	Itasca	IL	100.0%	1991	486	88.5%	88.5%	88.5%
2300 Cabot Drive	Lisle	IL	100.0%	1998	153	77.1%	73.9%	57.5%
500 West Monroe Street	Chicago	IL	100.0%	1991	966	66.3%	61.5%	54.3%
Metropolitan Area Subtotal / Weighted Average					4,834	80.3%	77.5%	64.3%
Cleveland
Eastpoint I	Mayfield Heights	OH	100.0%	2000	85	70.6%	70.6%	1.2%
Eastpoint II	Mayfield Heights	OH	100.0%	2000	85	95.3%	95.3%	95.3%
Metropolitan Area Subtotal / Weighted Average					170	82.9%	82.9%	48.2%

Property	City	State	Percent Ownership	Year Built	Rentable Square Footage Owned	Leased Percentage	Commenced Leased Percentage	Economic Leased Percentage (1)

Dallas
3900 Dallas Parkway	Plano	TX	100.0%	1999	120	100.0%	100.0%	100.0%
5601 Headquarters Drive	Plano	TX	100.0%	2001	166	100.0%	100.0%	100.0%
6031 Connection Drive	Irving	TX	100.0%	1999	232	100.0%	100.0%	100.0%
6021 Connection Drive	Irving	TX	100.0%	2000	222	100.0%	100.0%	6.8%
6011 Connection Drive	Irving	TX	100.0%	1999	152	100.0%	100.0%	100.0%
Las Colinas Corporate Center I	Irving	TX	100.0%	1998	159	99.4%	99.4%	99.4%
Las Colinas Corporate Center II	Irving	TX	100.0%	1998	228	99.1%	97.8%	89.9%
6565 North MacArthur Boulevard	Irving	TX	100.0%	1998	260	92.7%	92.7%	92.7%
One Lincoln Park	Dallas	TX	100.0%	1999	262	90.8%	85.1%	77.1%
161 Corporate Center	Irving	TX	100.0%	1998	105	99.0%	99.0%	82.9%
Metropolitan Area Subtotal / Weighted Average					1,906	97.5%	96.6%	82.8%
Detroit
150 West Jefferson	Detroit	MI	100.0%	1989	487	83.8%	73.7%	70.6%
Auburn Hills Corporate Center	Auburn Hills	MI	100.0%	2001	120	100.0%	100.0%	100.0%
1075 West Entrance Drive	Auburn Hills	MI	100.0%	2001	210	100.0%	100.0%	100.0%
Metropolitan Area Subtotal / Weighted Average					817	90.3%	84.3%	82.5%
Central & South Florida
Sarasota Commerce Center II	Sarasota	FL	100.0%	1999	149	93.3%	93.3%	93.3%
5601 Hiatus Road	Tamarac	FL	100.0%	2001	100	100.0%	100.0%	100.0%
2001 NW 64th Street	Ft. Lauderdale	FL	100.0%	2001	48	100.0%	100.0%	100.0%
400 TownPark	Lake Mary	FL	100.0%	2008	176	93.2%	50.6%	50.6%
Metropolitan Area Subtotal / Weighted Average					473	95.3%	79.5%	79.5%
Houston
1430 Enclave Parkway	Houston	TX	100.0%	1994	313	100.0%	100.0%	100.0%
Metropolitan Area Subtotal / Weighted Average					313	100.0%	100.0%	100.0%
Los Angeles
800 North Brand Boulevard	Glendale	CA	100.0%	1990	527	99.2%	95.4%	80.6%
1055 East Colorado Boulevard	Pasadena	CA	100.0%	2001	176	97.2%	97.2%	43.8%
Fairway Center II	Brea	CA	100.0%	2002	134	100.0%	100.0%	100.0%
1901 Main Street	Irvine	CA	100.0%	2001	173	92.5%	92.5%	92.5%
Metropolitan Area Subtotal / Weighted Average					1,010	97.8%	95.8%	78.8%
Minneapolis
Crescent Ridge II	Minnetonka	MN	100.0%	2000	301	87.0%	76.4%	76.4%
US Bancorp Center	Minneapolis	MN	100.0%	2000	932	85.7%	85.2%	76.4%
One Meridian Crossings	Richfield	MN	100.0%	1997	195	100.0%	100.0%	100.0%
Two Meridian Crossings	Richfield	MN	100.0%	1998	189	95.8%	93.7%	93.7%
Metropolitan Area Subtotal / Weighted Average					1,617	88.9%	86.3%	81.3%

Property	City	State	Percent Ownership	Year Built	Rentable Square Footage Owned	Leased Percentage	Commenced Leased Percentage	Economic Leased Percentage (1)

Nashville
2120 West End Avenue	Nashville	TN	100.0%	2000	312	100.0%	100.0%	100.0%
5301 Maryland Way	Brentwood	TN	100.0%	1989	201	100.0%	100.0%	100.0%
Metropolitan Area Subtotal / Weighted Average					513	100.0%	100.0%	100.0%
New York
2 Gatehall Drive	Parsippany	NJ	100.0%	1985	405	100.0%	100.0%	100.0%
200 Bridgewater Crossing	Bridgewater	NJ	100.0%	2002	309	93.9%	93.9%	93.9%
Copper Ridge Center	Lyndhurst	NJ	100.0%	1989	268	86.6%	86.6%	86.6%
60 Broad Street	New York	NY	100.0%	1962	1,028	98.1%	95.6%	95.3%
600 Corporate Drive	Lebanon	NJ	100.0%	2005	125	100.0%	100.0%	100.0%
400 Bridgewater Crossing	Bridgewater	NJ	100.0%	2002	299	100.0%	100.0%	100.0%
Metropolitan Area Subtotal / Weighted Average					2,434	96.9%	95.9%	95.8%
Philadelphia
1901 Market Street	Philadelphia	PA	100.0%	1987	801	100.0%	100.0%	100.0%
Metropolitan Area Subtotal / Weighted Average					801	100.0%	100.0%	100.0%
Phoenix
River Corporate Center	Tempe	AZ	100.0%	1998	133	100.0%	100.0%	100.0%
Desert Canyon 300	Phoenix	AZ	100.0%	2001	149	100.0%	100.0%	100.0%
Chandler Forum	Chandler	AZ	100.0%	2003	150	75.3%	75.3%	52.7%
Metropolitan Area Subtotal / Weighted Average					432	91.4%	91.4%	83.6%
Washington, D.C.
1201 Eye Street	Washington	DC	49.5% (2)	2001	269	82.2%	82.2%	82.2%
1225 Eye Street	Washington	DC	49.5% (2)	1986	225	73.3%	64.9%	64.9%
400 Virginia Avenue	Washington	DC	100.0%	1985	224	87.1%	87.1%	83.9%
4250 North Fairfax Drive	Arlington	VA	100.0%	1998	305	36.7%	30.8%	30.8%
9211 Corporate Boulevard	Rockville	MD	100.0%	1989	115	—%	—%	—%
9221 Corporate Boulevard	Rockville	MD	100.0%	1989	115	100.0%	100.0%	100.0%
One Independence Square	Washington	DC	100.0%	1991	334	0.3%	0.3%	0.3%
9200 Corporate Boulevard	Rockville	MD	100.0%	1982	109	—%	—%	—%
Two Independence Square	Washington	DC	100.0%	1991	606	100.0%	100.0%	100.0%
Piedmont Pointe I	Bethesda	MD	100.0%	2007	186	68.8%	68.8%	68.8%
Piedmont Pointe II	Bethesda	MD	100.0%	2008	223	58.7%	54.7%	54.7%
Arlington Gateway (3)	Arlington	VA	100.0%	2005	324	96.3%	90.1%	88.0%
Metropolitan Area Subtotal / Weighted Average					3,035	65.4%	63.3%	62.8%

Grand Total					21,472	87.5%	84.8%	78.7%

(1)
Economic leased percentage excludes the square footage associated with executed but not commenced leases for currently vacant spaces and the square footage associated with tenants receiving rental abatements (after proportional adjustments for tenants receiving only partial rental abatements).

(2)	Although Piedmont owns 49.5% of the asset, it is entitled to 100% of the cash flows under the terms of the property ownership entity's joint venture agreement.
(3)
The property consists of approximately 334,000 square feet; however, due to the square footages referenced in several leases, the rentable square footage is currently 324,000 square feet. As the existing leases expire, the affected spaces will be re-leased to the correct square footages.

Piedmont Office Realty Trust, Inc.
Supplemental Operating & Financial Data
Risks, Uncertainties and Limitations

Certain statements contained in this supplemental package constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “continue” or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters.

The following are some of the factors that could cause our actual results and expectations to differ materially from those described in our forward-looking statements: market and economic conditions remain challenging in some markets we operate in and the demand for office space, rental rates and property values may continue to lag the general economic recovery causing our business, results of operations, cash flows, financial condition and access to capital to be adversely affected or otherwise impact performance, including the potential recognition of impairment charges; the success of our real estate strategies and investment objectives, including our ability to identify and consummate suitable acquisitions; acquisitions of properties may have unknown risks and other liabilities at the time of acquisition; lease terminations or lease defaults, particularly by one of our large lead tenants; the impact of competition on our efforts to renew existing leases or re-let space on terms similar to existing leases; changes in the economies and other conditions of the office market in general and of the specific markets in which we operate; economic and regulatory changes, including accounting standards, that impact the real estate market generally; additional risks and costs associated with directly managing properties occupied by government tenants; adverse market and economic conditions may continue to adversely affect us and could cause us to recognize impairment charges or otherwise impact our performance; availability of financing and our lending banks' ability to honor existing line of credit commitments; we have significant indebtedness and may not be able to meet our debt service obligations; costs of complying with governmental laws and regulations; uncertainties associated with environmental and other regulatory matters; potential changes in political environment and reduction in federal and/or state funding of our governmental tenants; we may be subject to litigation, which could have a material adverse effect on our financial condition; changes in tax laws impacting real estate investment trusts and real estate in general, as well as our ability to continue to qualify as a real estate investment trust under the Internal Revenue Code; and other factors detailed in our most recent Annual Report on Form 10-K and other documents we file with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this supplemental report. We cannot guarantee the accuracy of any such forward-looking statements contained in this supplemental report, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.